Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                Registration File No. 333-131630

                        Alternative Loan Trust 2006-OA12

                                Final Term Sheet

                              [LOGO] Countrywide(R)

                           $984,619,100 (Approximate)

                                   CWALT, Inc.
                                    Depositor

                          Countrywide Home Loans, Inc.
                               Sponsor and Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

              Mortgage Pass-Through Certificates, Series 2006-OA12

            Distributions payable monthly, beginning August 21, 2006

The following classes of certificates are being offered pursuant to this free writing prospectus:

-----------------------------------------------------------------------------------------------------------------
                        Initial Class                                          Initial Class
                         Certificate                                            Certificate
                       Balance/Initial       Pass-Through                     Balance/Initial        Pass-Through
                     Notional Amount(1)         Rate(2)                      Notional Amount(1)         Rate(2)
-----------------------------------------------------------------------------------------------------------------
Class A-1A             $  202,458,000          Floating        Class M-1         $20,250,000           Floating
-----------------------------------------------------------------------------------------------------------------
Class A-1B             $  299,209,000          Floating        Class M-2         $17,718,000           Floating
-----------------------------------------------------------------------------------------------------------------
Class A-1C             $    45,341,000         Floating        Class M-3         $ 7,593,000           Floating
-----------------------------------------------------------------------------------------------------------------
Class A-2              $   177,916,000         Floating        Class M-4         $ 7,593,000           Floating
-----------------------------------------------------------------------------------------------------------------
Class A-3              $   181,231,000         Floating        Class M-5         $ 7,593,000           Floating
-----------------------------------------------------------------------------------------------------------------
Class X                $   936,529,187 (3)(4)  Variable        Class M-6         $ 7,593,000           Floating
-----------------------------------------------------------------------------------------------------------------
Class X-P              $    75,934,798(5)         (5)          Class M-7         $ 5,062,000           Floating
-----------------------------------------------------------------------------------------------------------------
Class A-R              $           100         Variable        Class M-8         $ 5,062,000           Floating
-----------------------------------------------------------------------------------------------------------------

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates, the index on which these rates are based and the initial ratings of the certificates, in the tables under "Summary--Description of the Certificates".

(3) The Class X Certificates will consist of two interest-only components and two principal-only components. The initial notional amount of the Class X Certificates is set forth in the table above but is not included in the aggregate class certificate balance of all the certificates offered.

(4) Holders of the Class X Certificates will be entitled to receive only a specified portion of the cashflow otherwise distributable on the Class X Certificates.

(5) The Class X-P Certificates do not have a class certificate balance and will not bear interest. The Class X-P Certificates will be entitled to a specified percentage of the distributions on the Class X Certificates and a specified percentage of the prepayment charges received with respect to the mortgage loans as further described under "Summary--Description of the Certificates". The initial notional amount of the Class X-P Certificates is set forth in the table above but is not included in the aggregate class certificate balance of all the certificates offered.

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                                     Summary

Issuing Entity

Alternative Loan Trust 2006-OA12, a common law trust formed under the laws of the State of New York.

Depositor

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of July 1, 2006 and the origination date for that mortgage loan (referred to as the "cut-off date").

Closing Date

On or about July 28, 2006.

The Mortgage Loans

The mortgage pool will consist of 30-year and 40-year conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one-to-four family residential properties with an aggregate principal balance of approximately $1,012,464,086 as of July 1, 2006. The mortgage rate on each mortgage loan has an introductory period of one or three months after origination. Thereafter, the interest rate on each mortgage loan adjusts monthly based on a specified index, but the scheduled monthly payments on the mortgage loans adjust annually.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage pool had the following characteristics:

Aggregate Current Principal Balance                 $1,012,464,086

Geographic Concentrations in excess of 10%:

   California                                       58.83%

   Florida                                          11.00%

   Weighted Average Original LTV                    73.01%

   Weighted Average Mortgage Rate                   6.080%

   Range of Mortgage Rates                          1.000% to 9.950%

Average Current Principal Balance                   $375,543

Range of Current Principal Balances                 $49,008 to $3,009,219

Weighted Average Remaining Term to
   Stated Maturity                                  370 months

Weighted Average FICO Score                         692

Weighted Average Gross Margin                       3.385%

Weighted Average Maximum Mortgage Rate              9.970%

Weighted Average Minimum Mortgage Rate              3.385%

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Maximum Negative Amortization:

   110%                                             11.58%

   115%                                             88.42%

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Description of the Certificates

The issuing entity will issue the following classes of certificates:

                                     Initial
                                Class Certificate                                                          Initial       Initial
                                 Balance/Initial                                                           Rating        Rating
          Class                 Notional Amount (1)                         Type                        (Moody's) (2)   (S&P) (2)
--------------------------      -------------------    ----------------------------------------------   -------------   ---------
Offered Certificates

Class A-1A                        $ 202,458,000        Senior/Floating Pass-Through Rate/Super Senior        Aaa           AAA
Class A-1B                        $ 299,209,000        Senior/Floating Pass-Through Rate/Super Senior        Aaa           AAA
Class A-1C                        $  45,341,000        Senior/Floating Pass-Through Rate/Super Senior        Aaa           AAA
Class A-2                         $ 177,916,000        Senior/Floating Pass-Through Rate/Super Senior        Aaa           AAA
Class A-3                         $ 181,231,000           Senior/Floating Pass-Through Rate/Support          Aaa           AAA
Class X                           $ 936,529,187(3)(4)    Senior/Variable Pass-Through Rate/Component         Aaa           AAA
Class X-P                         $  75,934,798(5)                           (5)                             Aaa           AAA
Class A-R                         $         100          Senior/Variable Pass-Through Rate/Residual          Aaa           AAA
Class M-1                         $   20,250,000           Subordinate/Floating Pass-Through Rate            Aa1           AA+
Class M-2                         $   17,718,000           Subordinate/Floating Pass-Through Rate            Aa1            AA
Class M-3                         $    7,593,000           Subordinate/Floating Pass-Through Rate            Aa2           AA-
Class M-4                         $    7,593,000           Subordinate/Floating Pass-Through Rate            Aa3            A+
Class M-5                         $    7,593,000           Subordinate/Floating Pass-Through Rate             A1            A
Class M-6                         $    7,593,000           Subordinate/Floating Pass-Through Rate             A2           (2)
Class M-7                         $    5,062,000           Subordinate/Floating Pass-Through Rate             A3           BBB
Class M-8                         $    5,062,000           Subordinate/Floating Pass-Through Rate            Baa1          BBB-

Non-Offered Certificates (6)

Class B-1                         $    7,593,000           Subordinate/Floating Pass-Through Rate
Class B-2                         $    4,050,000           Subordinate/Floating Pass-Through Rate
Class B-3                         $    7,087,000           Subordinate/Floating Pass-Through Rate
Class B-4                         $    9,114,986           Subordinate/Floating Pass-Through Rate
Class P (7)                       $          100                     Prepayment Charges

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("Moody's") and, except in the case of the Class M-6 Certificates, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). S&P was not asked to rate the Class M-6 Certificates. The Class B-1, Class B-2, Class B-3, Class B-4 and Class P Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) Solely for purposes of determining distributions of principal and interest and the allocation of realized losses and net deferred interest on the mortgage loans, the Class X Certificates will be comprised of four components

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                                       5
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      that are not separately transferable: two interest-only components (the
      Class X IO-1 and Class X IO-2 Components) and two principal-only components (the Class X PO-1 and Class X PO-2 Components). The interest-only and principal-only components of the Class X Certificates are sometimes referred to as IO Components and PO Components, respectively.

      The IO Components of the Class X Certificates are notional amount, interest-only components that will not have component principal balances. Each PO Component will have a component principal balance (initially zero).

      The notional amount of the Class X Certificates will equal approximately 92.50% of the aggregate component notional amount of its IO Components and PO Components. The class certificate balance of the Class X Certificates will be equal to the aggregate component principal balance of its PO Components.

      IO Components. The "component notional amount" of the Class X IO-1 Component for the interest accrual period related to any distribution date will be equal to the sum of (1) the aggregate class certificate balance of the senior certificates (other than the Class A-R Certificates) and (2) the component principal balance of the Class X PO-1 Component. The "component notional amount" of the Class X IO-2 Component for the interest accrual period related to any distribution date will be equal to the sum of (1) the excess, if any, of the stated principal balance of the mortgage loans as of the first day of related due period over the sum of (a) the aggregate class certificate balance of the senior certificates and (b) the aggregate component principal balance of the PO Components and (2) the component principal balance of the Class X PO-2 Component.

      PO Components. The "component principal balance" of each PO Component will initially be equal to zero and will increase depending on the amount of net deferred interest from the mortgage loans allocated to the IO Component with the same alpha-numeric designation, as described under "Description of the Certificates--Interest" in this free writing prospectus. The component principal balance of a PO Component will be reduced by all amounts actually distributed as principal on that component and all realized losses applied in reduction of principal on that component on all prior distribution dates and will be increased by amounts allocated as subsequent recoveries to that PO Component as described under "Description of the Certificates-Calculation of Class Certificate Balance."

(4) Holders of the Class X Certificates will be entitled to only approximately 92.50% of the cashflow produced by the IO Components and PO Components of the Class X Certificates because approximately 7.50% of any amount otherwise distributable on the Class X Certificates instead will be distributed on the Class X-P Certificates.

(5) The Class X-P Certificates do not have a class certificate balance and will not bear interest. The Class X-P Certificate will have a notional amount equal to approximately 7.50% of the aggregate component notional amount of the IO Components and the PO Components of the Class X Certificates. On each distribution date, the Class X-P Certificates will be entitled to receive approximately 7.50% of the amount otherwise distributable on the Class X Certificates for that distribution date and approximately 7.50% of the prepayment charges received with respect to the mortgage loans during the related prepayment period. For the purposes of calculating any allocations or distributions to the certificates as described in this free writing prospectus, the Class X-P Certificates will be excluded except to the extent they are specifically referenced. The ratings assigned to the Class X-P Certificates do not address the likelihood that any prepayment charges will be received by the Class X-P Certificates. The distributions to be made to the Class X-P Certificates are described under "Description of the Certificates--Class X-P Certificates."

(6) The Class B-1, Class B-2, Class B-3, Class B-4 and Class P Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-1, Class B-2, Class B-3, Class B-4 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

(7) The Class P Certificates will be entitled to receive approximately 92.50% of the prepayment charges received in respect of the mortgage loans. The Class P Certificates will have an initial class certificate balance of $100 and a notional amount equal to approximately 92.50% of the aggregate stated principal balance of the mortgage loans that require payment of a prepayment charge. The Class P Certificates will not bear interest.

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The certificates also will have the following characteristics:

                                Pass-Through Rate     Pass-Through Rate
                                     Before                 After                                      Interest
                                    Optional               Optional                                    Accrual
       Class                  Termination Date (1)   Termination Date (1)     Accrual Period          Convention
--------------------          --------------------   --------------------   ------------------      --------------
Offered Certificates
Class A-1A                       LIBOR + 0.080%         LIBOR + 0.160%             (2)              Actual/360 (3)
Class A-1B                       LIBOR + 0.190%         LIBOR + 0.380%             (2)              Actual/360 (3)
Class A-1C                       LIBOR + 0.280%         LIBOR + 0.560%             (2)              Actual/360 (3)
Class A-2                        LIBOR + 0.210%         LIBOR + 0.420%             (2)              Actual/360 (3)
Class A-3                        LIBOR + 0.280%         LIBOR + 0.560%             (2)              Actual/360 (3)
Class X                              (6)(7)                 (6)(7)          calendar month (4)        30/360 (5)
Class X-P                              (8)                   (8)                   (8)                   (8)
Class A-R                              (9)                   (9)            calendar month (4)        30/360 (5)
Class M-1                        LIBOR + 0.390%         LIBOR + 0.585%             (2)              Actual/360 (3)
Class M-2                        LIBOR + 0.420%         LIBOR + 0.630%             (2)              Actual/360 (3)
Class M-3                        LIBOR + 0.450%         LIBOR + 0.675%             (2)              Actual/360 (3)
Class M-4                        LIBOR + 0.570%         LIBOR + 0.855%             (2)              Actual/360 (3)
Class M-5                        LIBOR + 0.650%         LIBOR + 0.975%             (2)              Actual/360 (3)
Class M-6                        LIBOR + 1.150%         LIBOR + 1.725%             (2)              Actual/360 (3)
Class M-7                        LIBOR + 1.600%         LIBOR + 2.400%             (2)              Actual/360 (3)
Class M-8                        LIBOR + 2.250%         LIBOR + 3.375%             (2)              Actual/360 (3)

Non-Offered Certificates
Class B-1                        LIBOR + 2.250%         LIBOR + 2.250%             (2)              Actual/360 (3)
Class B-2                        LIBOR + 2.250%         LIBOR + 2.250%             (2)              Actual/360 (3)
Class B-3                        LIBOR + 2.250%         LIBOR + 2.250%             (2)              Actual/360 (3)
Class B-4                        LIBOR + 2.250%         LIBOR + 2.250%             (2)              Actual/360 (3)
Class P                                N/A                   N/A                   N/A                   N/A

----------
(1) The pass-through rate on each class of certificates (other than the Class X and Class A-R Certificates) may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described under "Description of the Certificates - Determination of LIBOR."

(2) The interest accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the accrual period.

(4) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(5) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(6) The Class X Certificates will be entitled to receive on each distribution date the sum of the interest accrued on its IO Components (based upon the component notional amount of each IO Component) during the related interest accrual period at their respective pass-through rates for that distribution date, less any amounts that are used to pay carryover shortfall amounts in respect of any other classes of certificates as described herein. The PO Components of the Class X Certificates do not bear interest so they do not have a pass-through rate.

(7) The pass-through rate for the Class X IO-1 Component for the interest accrual period for any distribution date will be equal to the excess, if any, of (1) the weighted average adjusted net mortgage rate of the mortgage loans over (2) the weighted average of the pass-through rates of the senior certificates (other than the Class A-R Certificates) and the Class X PO-1 Component (weighted on the basis of the respective class certificate balances of the senior certificates (other than the Class A-R Certificates) and the component principal balance of the

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                                       7
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      Class X PO-1 Component and adjusted to a rate calculated on the basis of
      360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class X IO-2 Component for the interest accrual period for any distribution date will be equal to the excess, if any, of (1) the weighted average adjusted net mortgage rate of the mortgage loans over (2) the weighted average of the pass-through rates of the subordinated certificates (treating the Class X PO-2 Component as a subordinated certificate) for that distribution date (weighted on the basis of the respective class certificate balances of the subordinated certificates and the component principal balance of the Class X PO-2 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

(8) The Class X-P Certificates do not bear interest. On each distribution date, the Class X-P Certificates will be entitled to receive approximately 7.50% of the amount otherwise distributable on the Class X Certificates for that distribution date and approximately 7.50% of the prepayment charges received with respect to the mortgage loans during the related prepayment period.

(9) The pass-through rate for the Class A-R Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans.

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                                       8
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Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

       Designation                       Classes of Certificates
-------------------------             -----------------------------
   Senior Certificates                Class A-1A, Class A-1B, Class
                                       A-1C, Class A-2, Class A-3,
                                          Class X and Class A-R
                                               Certificates

Subordinated Certificates            Class M and Class B Certificates

    LIBOR Certificates                Class A-1A, Class A-1B, Class
                                       A-1C, Class A-2, Class A-3,
                                           Class M and Class B
                                               Certificates

   Class M Certificates                Class M-1, Class M-2, Class
                                        M-3, Class M-4, Class M-5,
                                         Class M-6, Class M-7 and
                                          Class M-8 Certificates

   Class B Certificates               Class B-1, Class B-2, Class B-3
                                        and Class B-4 Certificates

   Offered Certificates                    Senior Certificates,
                                         Class M Certificates and
                                          Class X-P Certificates

      IO Components                   Class X IO-1 and Class X IO-2
                                                Components

      PO Components                   Class X PO-1 and Class X PO-2
                                                Components

Record Date

LIBOR Certificates:

The business day immediately preceding a distribution date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.

Class A-R, Class X and Class X-P Certificates:

The last business day of the month preceding the month of the distribution date.

Denominations

Offered Certificates other than the Class X, Class X-P and Class A-R
Certificates:

$25,000 and multiples of $1 in excess thereof.

Class X and Class X-P Certificates:

$100,000 (Notional Amount) and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on August 21, 2006, and thereafter on the 20th day of each calendar month, or if the 20th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for the certificates is the distribution date in September, 2046. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 7.

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                                       9
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On each distribution date, to the extent funds are available, each class of interest-bearing certificates or the related IO Components will be entitled to receive:

o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or component notional amount, as applicable, immediately prior to that distribution date, and

o     any interest remaining unpaid from prior distribution dates, less

o any net deferred interest allocated to that class or component for that distribution date, less

o any net interest shortfalls allocated to that class or component for that distribution date.

The PO Components do not bear interest.

Net Deferred Interest:

For any distribution date, the amount of the net deferred interest on the mortgage loans that will be allocated to the certificates will equal the excess, if any, of:

o the interest deferred on the mortgage loans from the previous due date to the due date related to that distribution date, over

o the amount of principal prepayments and subsequent recoveries received on the mortgage loans during the calendar month prior to that distribution date (this amount is referred to as the "net deferred interest").

For any distribution date, the senior percentage of the amount of net deferred interest on the mortgage loans will be allocated to the senior certificates or IO Components and the subordinated percentage of that net deferred interest will be allocated to the subordinated certificates. Among the senior certificates or subordinated certificates, as applicable, the net deferred interest allocated to a class of certificates or an IO Component will generally be an amount equal to the excess, if any, of:

o the amount of interest accrued on the class of certificates or the IO Component at its pass-through rate during the interest accrual period related to that distribution date, over

o the amount of interest that would have accrued if the pass-through rate for that class of certificates or IO Component was equal to the adjusted rate cap for that class or component and distribution date, in each case not to exceed the interest entitlement for that class or component for that distribution date.

The amount of net deferred interest allocated to a class of certificates or IO Component will be added to the class certificate balance of the class or, in the case of an IO Component, to the component principal balance of the PO Component with the same alpha-numeric designation.

Allocation of Interest Shortfalls:

For any distribution date, the interest entitlement for each interest-bearing class of certificates or IO Component will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

o     prepayments on the mortgage loans and

o reductions in the interest rate on the mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for the mortgage loans on any distribution date will be allocated pro rata among all classes of certificates (or IO Components thereof) entitled to receive distributions of interest on that distribution date, based on their respective entitlements, in each case before taking into account any reduction in the entitlements from net interest shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution of the interest entitlement on the interest-bearing certificates and IO Components in the order described below under "--Priority of Distributions Among Certificates", interest will be distributed on each class of certificates and IO Components of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates and IO Components will be entitled to receive on the next distribution date. Any unpaid interest amount carried forward will not bear interest.

Carryover Shortfall Amount:

If the pass-through rate on a class of LIBOR Certificates for the interest accrual period related to a distribution date is limited by the rate cap, any resulting interest shortfall (referred to as a "carryover shortfall amount") may be paid on that distribution date or (except in the case of the Class B Certificates) on future distribution dates from amounts otherwise distributable as interest on one of the IO Components

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                                       10

--------------------------------------------------------------------------------

as described below under "--Priority of Distributions."

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, the principal collections from the mortgage loans are allocated to the senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

o in the case of scheduled principal collections, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the aggregate class certificate balance of all of the certificates, and

o in the case of net principal prepayments, the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the tenth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing,

o no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied, and

o if the subordination percentage meets a certain threshold and certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied (referred to as the "two-times test"), the senior prepayment percentage will step down prior to the tenth anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Principal will be distributed on each class of certificates or PO Component entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The IO Components are not entitled to receive any principal distributions.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

o all scheduled installments of interest (after taking into account reductions due to deferred interest on the mortgage loans) and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them,

o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures,

o net proceeds from the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest),

o     subsequent recoveries with respect to the mortgage loans,

o partial or full prepayments of the mortgage loans collected during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest,

o any substitution adjustment amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or purchased by the master servicer during the applicable period, and

o all prepayment charges (which are distributable only to the Class X-P and Class P Certificates).

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o the master servicing fee and additional servicing compensation due to the master servicer,

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                                       11

--------------------------------------------------------------------------------

o     the trustee fee due to the trustee,

o     lender paid mortgage insurance premiums, if any,

o the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement, and

o all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.375% per annum (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates--Priority of Distributions Among Certificates" in this free writing prospectus.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

o to interest on the interest-bearing classes of senior certificates and components, pro rata, based on their respective interest entitlements; provided, that amounts distributable to the IO Components (after allocation of net deferred interest) will first be deposited into the carryover shortfall reserve fund,

o to principal of the classes of the senior certificates and the PO Components then entitled to receive distributions of principal, in the order and subject to the priorities set forth below,

o to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth below, and

o     from any remaining available funds, to the Class A-R Certificates.

On each distribution date, any amounts distributable on the Class X Certificates will be distributed approximately 92.50% to the Class X Certificates and approximately 7.50% to the Class X-P Certificates.

Carryover Shortfall Reserve Fund

On each distribution date, all amounts distributable as interest to the IO Components will be deposited in the carryover shortfall reserve fund and will be distributed as follows:

o from amounts otherwise distributable to the Class X IO-1 Component, concurrently, to the LIBOR Certificates that are senior certificates, pro rata (as specified under "Description of the Certificates--Carryover Shortfall Reserve Fund"), to pay carryover shortfall amounts of those classes of certificates,

o from amounts otherwise distributable to the Class X IO-2 Component, concurrently, to each class of subordinated certificates, pro rata (as specified under "Description of the Certificates--Carryover Shortfall Reserve Fund"), to pay carryover shortfall amounts of each class of subordinated certificates.

Any amounts that were distributable to an IO Component but were not used to pay carryover shortfall amounts as described above will be distributed to the Class X Certificates.

Holders of the Class X Certificates will not be entitled to reimbursement for any amounts in respect

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                                       12

--------------------------------------------------------------------------------

of interest otherwise payable to an IO Component that was used to pay carryover shortfall amounts on other classes of certificates.

Additionally, on the closing date the depositor will cause to be deposited in the carryover shortfall reserve fund an amount expected to be sufficient to cover any carryover shortfall amounts on the LIBOR Certificates for the first two distribution dates, which amount will be distributed sequentially as follows:

o concurrently, to the LIBOR Certificates that are senior certificates, pro rata (as specified under "Description of the Certificates--Carryover Shortfall Reserve Fund"), to pay carryover shortfall amounts of those classes of certificates,

o concurrently, to each class of subordinated certificates, pro rata (as specified under "Description of the Certificates--Carryover Shortfall Reserve Fund"), to pay carryover shortfall amounts of each class of subordinated certificates, and

o on the second distribution date only, any amounts remaining on deposit in the carryover shortfall reserve fund in excess of $1,000 after making all distributions on that distribution date, to Countrywide Securities Corporation.

Principal

On each distribution date, the principal amount will be distributed as described above under "--Priority of Distributions Among Certificates" as principal first with respect to the senior certificates (or with respect to the Class X Certificates, the PO Components) in an amount up to the senior principal distribution amount, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates:

On each distribution date, the principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

o first, to the Class A-R Certificates, until its class certificate balance is reduced to zero, and

o second, concurrently and on a pro rata basis based on (1) the aggregate class certificate balance of the Class A-1A, Class A-1B and Class A-1C Certificates immediately prior to that Distribution Date and (2) the aggregate class certificate balance of the Class A-2 and Class A-3 Certificates and the aggregate component principal balance of the PO Components immediately prior to that distribution date,

      o sequentially, to the Class A-1A, Class A-1B and Class A-1C Certificates, in that order, until their respective class certificate balances are reduced to zero, and

      o concurrently, to the Class A-2 and Class A-3 Certificates and the PO Components, pro rata, until their respective class certificate balances or component principal balances, as applicable, are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of their distribution priority, beginning with the Class M-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of the net principal prepayment amount. Instead, the portion of the net principal prepayment amount otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated in the following order or priority:

o to the subordinated certificates in the reverse order of their distribution priority, beginning with the class of subordinated certificates

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                                       13

--------------------------------------------------------------------------------

      outstanding with the lowest distribution priority, until their respective class certificate balances are reduced to zero,

o to the Class A-3 Certificates, until its class certificate balance is reduced to zero, and

o to the remaining senior certificates (other than the IO Components), pro rata, until their respective class certificate balances or component principal balance, as applicable, are reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of net deferred interest and realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class M and Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the IO Components) in accordance with the priorities set forth above under "--Allocation of Realized Losses."

Additionally, as described above under "--Principal Payments," unless certain conditions are met, the senior prepayment percentage (which determines the allocation of the net principal prepayments between the senior certificates and the subordinated certificates) will equal or exceed the senior percentage (which represents the senior certificates' pro rata percentage interest in the mortgage loans). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of that mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of

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                                       14

--------------------------------------------------------------------------------

purchases by the master servicer, less the master servicing fee rate).

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 5% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the assets in the carryover shortfall reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The LIBOR Certificates will also represent rights to receive carryover shortfall amounts. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of the benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.


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                                       15

                                The Mortgage Pool

General

      As of the cut-off date, approximately 42.72% and 42.86% of Mortgage Loans by aggregate principal balance of the Mortgage Loans were originated by MortgageIT, Inc. and Countrywide Home Loans, Inc., respectively, and the remainder of the Mortgage Loans were originated by unrelated third parties.

MortgageIT, Inc.

      MortgageIT, Inc. ("MortgageIT") is a New York corporation and a wholly owned subsidiary of MortgageIT Holdings, Inc., a publicly traded real estate investment trust, with an executive and administrative office located in New York, New York. MortgageIT is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. MortgageIT originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans.

      MortgageIT and its predecessors have been in the residential mortgage banking business since 1988, and have originated Mortgage Loans of the type backing the certificates offered hereby since the second quarter of 2005. For the three-month period ended March 31, 2006, MortgageIT had an origination portfolio of approximately $7.2 billion, all of which was secured by one- to four-family residential real properties and individual condominium units.

      The following table describes the size, composition and growth of MortgageIT's total Mortgage Loan production for Pay-Option ARM Loans over the past three years.

                             December 31, 2005                March 31, 2006
                         -------------------------      ------------------------
                                   Total Portfolio               Total Portfolio
  Loan Type              Number       of Loans          Number      of Loans
--------------           ------    ---------------      ------   ---------------
Pay-Option ARM           14,702    $5,326,259,387       5,519    $1,932,586,358

MortgageIT Underwriting Guidelines

      MortgageIT offers a wide variety of mortgage loan products pursuant to various mortgage loan origination programs. The following generally describes MortgageIT's underwriting guidelines with respect to mortgage loans originated pursuant to its "prime" underwriting standards for mortgage loans with non-conforming balances and its "Pay Option ARM" underwriting guidelines for mortgage loans with conforming and non-conforming balances.

      MortgageIT's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, MortgageIT expects and encourages underwriters to use professional judgment based on their experience in making a lending decision. MortgageIT underwrites a borrower's creditworthiness based solely on information that MortgageIT believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

      Every MortgageIT mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Loans in excess of one million dollars require (i) two full appraisals or (ii) one full appraisal and a field review, ordered by a MortgageIT-approved national appraiser, including photographs of the interior and the exterior of the subject property. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, a MortgageIT underwriter or a mortgage insurance company contract underwriter reviews each appraisal for accuracy and consistency.

      The appraiser's value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property this ratio is based on the lower of the sales price of the property and the appraised value. MortgageIT sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, MortgageIT requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, MortgageIT requires that a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac insure the loan. Higher loan-to-value ratios require higher coverage levels.

      The mortgage loans have been originated under "full/alternative", "stated income/verified assets", "stated income/stated assets", "no documentation" or "no ratio" programs. The "full/alternative" documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both "full/alternative" documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally, under a "stated income/verified assets" program, no verification of a mortgagor's income is undertaken by the origination; however, verification of the mortgagor's assets is obtained. Under a "stated income/stated assets" program, the originator undertakes no verification of either a mortgagor's income or a mortgagor's assets, although both income and assets are stated on the loan application and subject to reasonable underwriting approval. Generally, under a "no documentation" program, the mortgagor is not required to state his or her income or assets and therefore, the originator undertakes no verification of such mortgagor's income or assets. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a "no ratio" program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a "no ratio" program assets are verified. MortgageIT generally conducts a verbal verification of employment prior to closing for "stated income/verified assets", "stated income/stated assets" and "no ratio" programs.

      MortgageIT obtains a credit report that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by MortgageIT loan guidelines for non-conforming loans is 620 and the average is typically over 700. For MortgageIT Pay Option ARM products, the minimum credit score is generally 650. If the borrowers do not have a credit score, they must have an alternative credit history showing at least three trade lines with no payments over 30 days past due in the last 24 months. Non-traditional credit is permitted only for full documentation, conforming fixed and Treasury and LIBOR ARM programs with conforming loan amounts. Loans manually underwritten with non-traditional credit require a minimum of 4 tradeline accounts with a 24-month history reported with the most recent 24 months.

      In addition to reviewing the borrower's credit history and credit score, MortgageIT underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent 12 months. In general, for Pay Option ARM loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent 12 months.

      The Pay Option ARM mortgage loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain Pay Option ARM products also allow for less verification documentation than Fannie Mae or Freddie Mac requires. For these products, the borrower may not be required to verify employment income, assets required to close or both. For some other Pay Option ARM products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Pay Option ARM products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

      Generally, in order to determine if a borrower qualifies for a Pay Option ARM loan, MortgageIT underwriting staff or contract underwriters provided by certain mortgage insurance companies manually underwrite and approve such loans; under certain limited circumstances, if other application safeguards are in place, a borrower's qualification for a Pay Option ARM loan is determined by utilizing automated underwriting systems. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

      MortgageIT realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages "common sense" underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, exceptions to these underwriting guidelines are considered, so long as the borrower has other reasonable compensating factors, on a case-by-case basis.

                                  MORTGAGE POOL
                                  Loan Program

                                                                                                      Weighted             Weighted
                                                                                          Weighted     Average   Weighted   Average
                                                 Aggregate                  Average        Average    Remaining  Average   Original
                                    Number of    Principal        % of     Principal       Current    Term to     FICO     Loan-to-
                                     Mortgage     Balance       Mortgage    Balance       Mortgage    Maturity    Credit    Value
Loan Program                          Loans     Outstanding      Loans   Outstanding ($)  Rate (%)    (Months)    Score    Ratio (%)
----------------------------------- ---------  --------------   -------- ---------------  ---------   ---------  --------  ---------
Eleventh District COFI ............       2    $      994,500     0.10%      497,250        1.686        360       655       78.1
One-Month LIBOR ...................      11         3,349,281     0.33       304,480        7.869        362       701       82.7
One-Year MTA ......................   2,683     1,008,120,305    99.57       375,744        6.078        370       693       73.0
                                      -----    --------------   ------
   Total ..........................   2,696    $1,012,464,086   100.00%
                                      =====    ==============   ======

                          Current Principal Balances(1)

                                                                                                      Weighted             Weighted
                                                                                          Weighted     Average   Weighted   Average
                                                 Aggregate                  Average        Average    Remaining  Average   Original
Range of                            Number of    Principal        % of     Principal       Current    Term to     FICO     Loan-to-
Current Mortgage                     Mortgage     Balance       Mortgage    Balance       Mortgage    Maturity    Credit    Value
Loan Principal Balances ($)           Loans     Outstanding      Loans   Outstanding ($)  Rate (%)    (Months)    Score    Ratio (%)
----------------------------------- ---------  --------------   -------- ---------------  ---------   ---------  --------  ---------
0.01 - 50,000.00 ..................       3    $      148,641     0.01%       49,547        7.516        359       744       75.0
50,000.01 - 100,000.00 ............      46         3,739,334     0.37        81,290        5.625        368       686       65.8
100,000.01 - 150,000.00 ...........     163        20,774,806     2.05       127,453        5.855        368       694       71.3
150,000.01 - 200,000.00 ...........     294        51,825,446     5.12       176,277        6.106        367       685       73.0
200,000.01 - 250,000.00 ...........     344        76,960,037     7.60       223,721        6.325        370       688       72.0
250,000.01 - 300,000.00 ...........     349        95,980,805     9.48       275,017        6.326        367       685       74.5
300,000.01 - 350,000.00 ...........     331       106,862,533    10.55       322,848        6.631        366       687       74.3
350,000.01 - 400,000.00 ...........     290       109,304,777    10.80       376,913        6.387        369       685       76.5
400,000.01 - 450,000.00 ...........     195        82,299,773     8.13       422,050        6.429        367       693       75.3
450,000.01 - 500,000.00 ...........     153        72,677,932     7.18       475,019        6.154        370       696       74.5
500,000.01 - 550,000.00 ...........     120        62,880,393     6.21       524,003        6.429        375       695       75.3
550,000.01 - 600,000.00 ...........      91        52,590,522     5.19       577,918        5.829        372       697       74.1
600,000.01 - 650,000.00 ...........      98        61,761,418     6.10       630,219        5.638        369       689       74.4
650,000.01 - 700,000.00 ...........      38        25,255,800     2.49       664,626        6.890        384       711       73.0
700,000.01 - 750,000.00 ...........      30        21,876,995     2.16       729,233        4.762        379       700       69.8
750,000.01 - 1,000,000.00 .........      91        79,020,394     7.80       868,356        5.117        375       706       70.6
1,000,000.01 - 1,500,000.00 .......      41        49,405,730     4.88     1,205,018        4.740        373       705       67.9
1,500,000.01 - 2,000,000.00 .......      13        23,126,756     2.28     1,778,981        5.896        358       696       64.3
Greater than 2,000,000.00 .........       6        15,971,995     1.58     2,661,999        6.647        358       684       49.1
                                      -----    --------------   ------
   Total ..........................   2,696    $1,012,464,086   100.00%
                                      =====    ==============   ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans was approximately $375,543.

                           Original Principal Balances

                                                                                                      Weighted             Weighted
                                                                                          Weighted     Average   Weighted   Average
                                                 Aggregate                  Average        Average    Remaining  Average   Original
Range of                            Number of    Principal        % of     Principal       Current    Term to     FICO     Loan-to-
Original Principal Balances          Mortgage     Balance       Mortgage    Balance       Mortgage    Maturity    Credit    Value
($)                                   Loans     Outstanding      Loans   Outstanding ($)  Rate (%)    (Months)    Score    Ratio (%)
----------------------------------- ---------  --------------   -------- ---------------  ---------   ---------  --------  ---------
0.01 - 50,000.00 ..................       3    $      148,641     0.01%       49,547        7.516        359       744       75.0
50,000.01 - 100,000.00 ............      49         4,039,896     0.40        82,447        5.780        368       687       64.7
100,000.01 - 150,000.00 ...........     166        21,376,290     2.11       128,773        5.893        368       693       71.1
150,000.01 - 200,000.00 ...........     314        56,135,256     5.54       178,775        6.211        367       686       72.0
200,000.01 - 250,000.00 ...........     325        73,507,792     7.26       226,178        6.270        370       687       72.7
250,000.01 - 300,000.00 ...........     371       102,944,552    10.17       277,479        6.413        366       686       74.0
300,000.01 - 350,000.00 ...........     309       100,597,871     9.94       325,559        6.569        366       686       74.8
350,000.01 - 400,000.00 ...........     310       117,666,095    11.62       379,568        6.469        369       685       76.4
400,000.01 - 450,000.00 ...........     171        72,831,510     7.19       425,915        6.285        369       696       75.4
450,000.01 - 500,000.00 ...........     160        76,344,964     7.54       477,156        6.226        371       696       74.1
500,000.01 - 550,000.00 ...........     111        58,417,452     5.77       526,283        6.342        374       695       76.0
550,000.01 - 600,000.00 ...........      96        55,640,362     5.50       579,587        5.932        370       696       74.3
600,000.01 - 650,000.00 ...........     108        68,577,834     6.77       634,980        5.843        373       695       74.3
650,000.01 - 700,000.00 ...........      23        15,536,275     1.53       675,490        6.393        374       699       72.0
700,000.01 - 750,000.00 ...........      37        27,180,837     2.68       734,617        5.330        375       706       69.6
750,000.01 - 1,000,000.00 .........      90        80,039,981     7.91       889,333        5.140        380       704       70.3
1,000,000.01 - 1,500,000.00 .......      37        46,887,612     4.63     1,267,233        4.588        366       706       68.4
1,500,000.01 - 2,000,000.00 .......      10        18,618,871     1.84     1,861,887        5.487        358       696       62.7
Greater than 2,000,000.00 .........       6        15,971,995     1.58     2,661,999        6.647        358       684       49.1
                                      -----    --------------   ------
   Total ..........................   2,696    $1,012,464,086   100.00%
                                      =====    ==============   ======

                  State Distribution of Mortgaged Properties(1)

                                                                                                      Weighted             Weighted
                                                                                          Weighted     Average   Weighted   Average
                                                 Aggregate                  Average        Average    Remaining  Average   Original
                                    Number of    Principal        % of     Principal       Current    Term to     FICO     Loan-to-
                                     Mortgage     Balance       Mortgage    Balance       Mortgage    Maturity    Credit    Value
State                                 Loans     Outstanding      Loans   Outstanding ($)  Rate (%)    (Months)    Score    Ratio (%)
----------------------------------- ---------  --------------   -------- ---------------  ---------   ---------  --------  ---------
Alaska ............................       2    $      531,794     0.05%      265,897        3.836        358       758       73.0
Alabama ...........................       3           454,493     0.04       151,498        7.827        437       649       78.5
Arizona ...........................      99        34,667,810     3.42       350,180        6.328        369       696       73.0
California ........................   1,373       595,614,195    58.83       433,805        6.195        373       694       72.0
Colorado ..........................      46        14,982,251     1.48       325,701        6.580        358       692       73.0
Connecticut .......................      21         8,331,974     0.82       396,761        6.314        358       690       76.2
District of Columbia ..............       6         2,431,969     0.24       405,328        4.530        359       674       73.6
Delaware ..........................       6         2,846,435     0.28       474,406        5.842        359       686       73.4
Florida ...........................     343       111,338,650    11.00       324,602        5.250        367       689       73.8
Georgia ...........................       5         1,291,207     0.13       258,241        6.677        355       694       80.8
Hawaii ............................      20         8,201,438     0.81       410,072        7.074        359       687       71.1
Idaho .............................      14         3,273,223     0.32       233,802        7.248        358       694       73.0
Illinois ..........................      40        12,163,036     1.20       304,076        4.756        362       684       72.5
Indiana ...........................       4         1,121,204     0.11       280,301        4.427        358       673       74.7
Kansas ............................       1           146,625     0.01       146,625        8.750        358       685       92.7
Kentucky ..........................       1           141,267     0.01       141,267        6.000        351       780       66.4
Louisiana .........................       1           120,400     0.01       120,400        1.750        360       696       70.0
Massachusetts .....................      45        16,775,515     1.66       372,789        5.932        361       671       77.3
Maryland ..........................      83        26,424,846     2.61       318,372        6.568        362       685       73.7
Michigan ..........................      43        10,613,913     1.05       246,835        4.438        364       700       77.8
Minnesota .........................       5         1,048,075     0.10       209,615        7.752        358       676       78.7
Missouri ..........................      17         4,408,241     0.44       259,308        6.894        362       705       79.5
North Carolina ....................       6           891,784     0.09       148,631        6.609        358       699       78.8
New Hampshire .....................       3         1,134,118     0.11       378,039        4.357        360       668       78.7
New Jersey ........................      31        10,526,153     1.04       339,553        5.966        368       675       75.7
New Mexico ........................       3           576,175     0.06       192,058        5.840        358       734       58.6
Nevada ............................     132        40,510,940     4.00       306,901        5.622        367       702       77.4
New York ..........................      31        11,219,570     1.11       361,922        7.181        358       686       68.8
Ohio ..............................      24         6,207,393     0.61       258,641        6.489        362       677       76.0
Oregon ............................      29         7,387,437     0.73       254,739        6.687        373       699       72.1
Pennsylvania ......................      44         8,985,243     0.89       204,210        5.398        362       684       77.1
Rhode Island ......................       5         2,908,212     0.29       581,642        5.989        360       667       70.0
South Carolina ....................       8         3,567,269     0.35       445,909        6.986        364       674       61.2

                                                                                                      Weighted             Weighted
                                                                                          Weighted     Average   Weighted   Average
                                                 Aggregate                  Average        Average    Remaining  Average   Original
                                    Number of    Principal        % of     Principal       Current    Term to     FICO     Loan-to-
                                     Mortgage     Balance       Mortgage    Balance       Mortgage    Maturity    Credit    Value
State                                 Loans     Outstanding      Loans   Outstanding ($)  Rate (%)    (Months)    Score    Ratio (%)
----------------------------------- ---------  --------------   -------- ---------------  ---------   ---------  --------  ---------
Tennessee .........................       4           380,110     0.04        95,027        6.364        359       695       78.0
Texas .............................      18         4,061,210     0.40       225,623        5.766        371       706       77.8
Utah ..............................      19         4,637,831     0.46       244,096        5.770        359       672       75.9
Virginia ..........................      91        32,465,929     3.21       356,768        6.866        373       690       75.7
Washington ........................      57        16,994,172     1.68       298,143        6.340        366       706       75.2
Wisconsin .........................      10         2,354,914     0.23       235,491        3.665        360       684       77.3
West Virginia .....................       3           727,068     0.07       242,356        7.830        359       654       82.2
                                      -----    --------------   ------
   Total ..........................   2,696    $1,012,464,086   100.00%
                                      =====    ==============   ======

----------
(1) As of the cut-off date, no more than approximately 0.61% of the Mortgage Loans was secured by mortgaged properties located in any one postal zip code area.

                       Original Loan-to-Value Ratios(1)(2)

                                                                                                      Weighted             Weighted
                                                                                          Weighted     Average   Weighted   Average
                                                 Aggregate                  Average        Average    Remaining  Average   Original
                                    Number of    Principal        % of     Principal       Current    Term to     FICO     Loan-to-
Range of Original                    Mortgage     Balance       Mortgage    Balance       Mortgage    Maturity    Credit    Value
Loan-to-Value Ratios (%)              Loans     Outstanding      Loans   Outstanding ($)  Rate (%)    (Months)    Score    Ratio (%)
----------------------------------- ---------  --------------   -------- ---------------  ---------   ---------  --------  ---------
0.01 - 50.00 ......................     180    $   68,777,563     6.79%      382,098        6.351        368       704       40.5
50.01 - 55.00 .....................      78        28,545,801     2.82       365,972        5.677        363       679       53.1
55.01 - 60.00 .....................      74        26,571,086     2.62       359,069        6.348        364       699       58.0
60.01 - 65.00 .....................     124        52,721,487     5.21       425,173        5.614        363       705       62.8
65.01 - 70.00 .....................     294       120,857,061    11.94       411,078        5.713        372       690       68.8
70.01 - 75.00 .....................     487       202,160,662    19.97       415,114        6.102        374       684       74.2
75.01 - 80.00 .....................   1,247       453,118,300    44.75       363,367        6.041        370       695       79.7
80.01 - 85.00 .....................      28         7,408,727     0.73       264,597        6.627        369       677       83.9
85.01 - 90.00 .....................     133        38,489,007     3.80       289,391        7.255        362       680       89.4
90.01 - 95.00 .....................      51        13,814,391     1.36       270,870        7.403        357       715       94.6
                                      -----    --------------   ------
   Total ..........................   2,696    $1,012,464,086   100.00%
                                      =====    ==============   ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 73.01%.

(2) Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.

                            Current Mortgage Rates(1)

                                                                                                      Weighted             Weighted
                                                                                          Weighted     Average   Weighted   Average
                                                 Aggregate                  Average        Average    Remaining  Average   Original
                                    Number of    Principal        % of     Principal       Current    Term to     FICO     Loan-to-
Range of Current                     Mortgage     Balance       Mortgage    Balance       Mortgage    Maturity    Credit    Value
Mortgage Rates (%)                    Loans     Outstanding      Loans   Outstanding ($)  Rate (%)    (Months)    Score    Ratio (%)
----------------------------------- ---------  --------------   -------- ---------------  ---------   ---------  --------  ---------
0.501 - 1.000 .....................      26    $   11,249,511     1.11%      432,673        1.000        360       723       76.0
1.001 - 1.500 .....................     163        70,231,016     6.94       430,865        1.308        369       701       71.1
1.501 - 2.000 .....................     296       123,900,453    12.24       418,583        1.807        368       698       72.9
2.001 - 2.500 .....................      85        37,048,768     3.66       435,868        2.324        364       658       70.1
2.501 - 3.000 .....................      47        11,805,702     1.17       251,185        2.811        371       693       80.5
3.001 - 3.500 .....................      13         4,031,200     0.40       310,092        3.284        360       681       81.3
3.501 - 4.000 .....................       9         2,462,732     0.24       273,637        3.895        360       682       87.4
4.001 - 4.500 .....................       2           423,660     0.04       211,830        4.250        429       659       80.8
5.001 - 5.500 .....................       1           831,126     0.08       831,126        5.500        358       806       64.0
5.501 - 6.000 .....................       4         1,499,049     0.15       374,762        5.695        375       750       78.7
6.001 - 6.500 .....................      17         7,230,997     0.71       425,353        6.382        369       712       70.0
6.501 - 7.000 .....................     157        54,021,503     5.34       344,086        6.869        367       708       71.8
7.001 - 7.500 .....................     698       263,675,573    26.04       377,759        7.365        370       702       70.8
7.501 - 8.000 .....................     982       350,987,668    34.67       357,421        7.715        373       686       73.9
8.001 - 8.500 .....................     175        66,761,713     6.59       381,496        8.210        361       666       77.5
8.501 - 9.000 .....................      18         5,434,094     0.54       301,894        8.840        366       682       88.8
9.001 - 9.500 .....................       2           706,890     0.07       353,445        9.179        358       648       89.2
9.501 - 10.000 ....................       1           162,433     0.02       162,433        9.950        358       639       64.5
                                      -----    --------------   ------
   Total ..........................   2,696    $1,012,464,086   100.00%
                                      =====    ==============   ======

----------
(1) The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans was approximately 6.080% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.072% per annum.

                          Types of Mortgaged Properties

                                                                                                      Weighted             Weighted
                                                                                          Weighted     Average   Weighted   Average
                                                 Aggregate                  Average        Average    Remaining  Average   Original
                                    Number of    Principal        % of     Principal       Current    Term to     FICO     Loan-to-
                                     Mortgage     Balance       Mortgage    Balance       Mortgage    Maturity    Credit    Value
Property Type                         Loans     Outstanding      Loans   Outstanding ($)  Rate (%)    (Months)    Score    Ratio (%)
----------------------------------- ---------  --------------   -------- ---------------  ---------   ---------  --------  ---------
Single Family Residence ...........   1,806    $  678,120,370    66.98%      375,482        6.186        370       690       72.5
Planned Unit Development ..........     474       193,720,189    19.13       408,692        5.840        370       699       74.3
Low-rise Condominium ..............     246        71,876,998     7.10       292,183        5.874        371       699       75.0
2-4 Family Unit ...................     142        56,350,470     5.57       396,834        6.003        369       692       72.6
High-rise Condominium .............      26        12,042,870     1.19       463,187        5.511        368       688       71.6
Cooperative .......................       2           353,190     0.03       176,595        7.331        359       689       44.9
                                      -----    --------------   ------
   Total ..........................   2,696    $1,012,464,086   100.00%
                                      =====    ==============   ======

                            Purpose of Mortgage Loans

                                                                                                      Weighted             Weighted
                                                                                          Weighted     Average   Weighted   Average
                                                 Aggregate                  Average        Average    Remaining  Average   Original
                                    Number of    Principal        % of     Principal       Current    Term to     FICO     Loan-to-
                                     Mortgage     Balance       Mortgage    Balance       Mortgage    Maturity    Credit    Value
Loan Purpose                          Loans     Outstanding      Loans   Outstanding ($)  Rate (%)    (Months)    Score    Ratio (%)
----------------------------------- ---------  --------------   -------- ---------------  ---------   ---------  --------  ---------
Refinance (cash-out) ..............   1,594    $  585,755,411    57.85%      367,475        6.283        370       688       70.8
Purchase ..........................     550       219,674,179    21.70       399,408        5.665        368       706       77.3
Refinance (rate/term) .............     552       207,034,497    20.45       375,062        5.945        371       690       74.7
                                      -----    --------------   ------
   Total ..........................   2,696    $1,012,464,086   100.00%
                                      =====    ==============   ======

                               Occupancy Types(1)

                                                                                                      Weighted             Weighted
                                                                                          Weighted     Average   Weighted   Average
                                                 Aggregate                  Average        Average    Remaining  Average   Original
                                    Number of    Principal        % of     Principal       Current    Term to     FICO     Loan-to-
                                     Mortgage     Balance       Mortgage    Balance       Mortgage    Maturity    Credit    Value
Occupancy Type                        Loans     Outstanding      Loans   Outstanding ($)  Rate (%)    (Months)    Score    Ratio (%)
----------------------------------- ---------  --------------   -------- ---------------  ---------   ---------  --------  ---------
Owner Occupied ....................   2,318    $  895,856,233    88.48%      386,478        6.112        369       691       73.1
Investment Property ...............     273        79,133,538     7.82       289,866        5.919        380       704       71.5
Secondary Residence ...............     105        37,474,315     3.70       356,898        5.645        373       709       73.2
                                      -----    --------------   ------
   Total ..........................   2,696    $1,012,464,086   100.00%
                                      =====    ==============   ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         Remaining Terms to Maturity(1)

                                                                                                      Weighted             Weighted
                                                                                          Weighted     Average   Weighted   Average
                                                 Aggregate                  Average        Average    Remaining  Average   Original
                                    Number of    Principal        % of     Principal       Current    Term to     FICO     Loan-to-
Remaining Term                       Mortgage     Balance       Mortgage    Balance       Mortgage    Maturity    Credit    Value
to Maturity (Months)                  Loans     Outstanding      Loans   Outstanding ($)  Rate (%)    (Months)    Score    Ratio (%)
----------------------------------- ---------  --------------   -------- ---------------  ---------   ---------  --------  ---------
480 ...............................      40    $   15,810,325     1.56%      395,258        2.514        480       695       74.9
479 ...............................     124        52,212,534     5.16       421,069        7.372        479       709       73.7
478 ...............................      25         9,609,497     0.95       384,380        7.667        478       709       65.8
477 ...............................       6         2,378,977     0.23       396,496        7.149        477       731       76.8
476 ...............................      26         9,943,967     0.98       382,460        7.434        476       716       74.4
475 ...............................       9         2,777,803     0.27       308,645        7.534        475       700       73.4
472 ...............................       1           555,844     0.05       555,844        7.500        472       667       70.8
360 ...............................     634       258,332,155    25.52       407,464        2.659        360       688       73.9
359 ...............................     946       341,455,853    33.73       360,947        7.273        359       697       72.5
358 ...............................     610       219,501,267    21.68       359,838        7.377        358       687       71.5
357 ...............................     174        60,604,116     5.99       348,300        7.545        357       685       74.8
356 ...............................      28        10,201,188     1.01       364,328        7.598        356       691       79.0
355 ...............................      14         6,046,497     0.60       431,893        7.674        355       694       74.5
354 ...............................      19         7,555,655     0.75       397,666        7.534        354       678       77.2
353 ...............................      10         3,046,746     0.30       304,675        7.372        353       683       81.0
352 ...............................       8         4,778,977     0.47       597,372        7.401        352       718       66.7
351 ...............................      10         3,285,584     0.32       328,558        7.234        351       680       78.7
350 ...............................       4           994,266     0.10       248,566        7.538        350       704       79.6
349 ...............................       1           360,520     0.04       360,520        7.375        349       687       79.9
348 ...............................       3           802,363     0.08       267,454        7.737        348       709       93.9
347 ...............................       1           807,556     0.08       807,556        6.500        347       700       75.0
345 ...............................       1           324,067     0.03       324,067        7.375        345       695       80.0
344 ...............................       1           569,020     0.06       569,020        7.500        344       621       80.0
343 ...............................       1           509,310     0.05       509,310        7.330        343       690       65.8
                                      -----    --------------   ------
   Total ..........................   2,696    $1,012,464,086   100.00%
                                      =====    ==============   ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 370 months.

                             Documentation Programs

                                                                                                      Weighted             Weighted
                                                                                          Weighted     Average   Weighted   Average
                                                 Aggregate                  Average        Average    Remaining  Average   Original
                                    Number of    Principal        % of     Principal       Current    Term to     FICO     Loan-to-
                                     Mortgage     Balance       Mortgage    Balance       Mortgage    Maturity    Credit    Value
Documentation Program                 Loans     Outstanding      Loans   Outstanding ($)  Rate (%)    (Months)    Score    Ratio (%)
----------------------------------- ---------  --------------   -------- ---------------  ---------   ---------  --------  ---------
Reduced ...........................   1,796    $  705,737,576    69.70%      392,950        5.701        372       696       72.9
Stated Income/Stated Asset ........     523       163,511,748    16.15       312,642        7.476        364       680       72.2
Full/Alternative ..................     229        82,662,644     8.16       360,972        5.672        370       693       73.7
No Income/No Asset ................      86        33,368,215     3.30       388,002        6.995        364       673       76.4
No Ratio ..........................      60        26,333,072     2.60       438,885        7.636        358       685       75.9
Fannie Mae Desktop Underwriter
(1) ...............................       1           526,764     0.05       526,764        7.211        479       770       70.9
CLUES Plus ........................       1           324,067     0.03       324,067        7.375        345       695       80.0
                                      -----    --------------   ------
   Total ..........................   2,696    $1,012,464,086   100.00%
                                      =====    ==============   ======

----------
(1)   Fannie Mae Desktop Underwriter is an automated underwriting system.

                              FICO Credit Scores(1)

                                                                                                      Weighted             Weighted
                                                                                          Weighted     Average   Weighted   Average
                                                 Aggregate                  Average        Average    Remaining  Average   Original
                                    Number of    Principal        % of     Principal       Current    Term to     FICO     Loan-to-
Range of                             Mortgage     Balance       Mortgage    Balance       Mortgage    Maturity    Credit    Value
FICO Credit Scores                    Loans     Outstanding      Loans   Outstanding ($)  Rate (%)    (Months)    Score    Ratio (%)
----------------------------------- ---------  --------------   -------- ---------------  ---------   ---------  --------  ---------
541 - 560 .........................       2    $      504,403     0.05%      252,201        7.249        356       554       70.6
601 - 620 .........................      25         9,656,768     0.95       386,271        4.644        359       614       72.8
621 - 640 .........................     372       125,765,746    12.42       338,080        6.453        364       632       72.5
641 - 660 .........................     429       149,508,655    14.77       348,505        6.150        363       650       71.7
661 - 680 .........................     458       170,774,432    16.87       372,870        6.008        373       670       74.2
681 - 700 .........................     419       166,481,284    16.44       397,330        6.373        370       689       74.0
701 - 720 .........................     315       124,001,430    12.25       393,655        5.862        371       710       74.5
721 - 740 .........................     224        86,966,273     8.59       388,242        5.803        369       729       74.5
741 - 760 .........................     184        72,442,126     7.16       393,707        5.909        376       751       72.9
761 - 780 .........................     143        57,168,051     5.65       399,777        6.096        378       770       70.9
781 - 800 .........................      79        31,258,998     3.09       395,684        5.637        374       789       67.8
801 - 820 .........................      42        17,176,836     1.70       408,972        5.816        368       806       66.1
821 - 840 .........................       2           397,846     0.04       198,923        5.757        359       827       43.5
Unknown ...........................       2           361,239     0.04       180,619        6.989        351       N/A       70.3
                                      -----    --------------   ------
   Total ..........................   2,696    $1,012,464,086   100.00%
                                      =====    ==============   ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans was approximately 692.

                    Prepayment Charge Periods at Origination

                                                                                                      Weighted             Weighted
                                                                                          Weighted     Average   Weighted   Average
                                                 Aggregate                  Average        Average    Remaining  Average   Original
                                    Number of    Principal        % of     Principal       Current    Term to     FICO     Loan-to-
                                     Mortgage     Balance       Mortgage    Balance       Mortgage    Maturity    Credit    Value
Prepayment Charge Period (Months)     Loans     Outstanding      Loans   Outstanding ($)  Rate (%)    (Months)    Score    Ratio (%)
----------------------------------- ---------  --------------   -------- ---------------  ---------   ---------  --------  ---------
None ..............................     252    $  113,682,545    11.23%      451,121        5.625        369       707       69.1
6 .................................       2           641,653     0.06       320,826        7.906        357       685       84.9
12 ................................     482       210,798,800    20.82       437,342        5.459        369       694       71.5
24 ................................      27         9,970,948     0.98       369,294        7.486        358       661       75.3
30 ................................       1           224,589     0.02       224,589        7.000        357       690       80.0
36 ................................   1,926       675,092,271    66.68       350,515        6.323        370       690       74.1
60 ................................       6         2,053,280     0.20       342,213        7.647        358       660       64.0
                                      -----    --------------   ------
   Total ..........................   2,696    $1,012,464,086   100.00%
                                      =====    ==============   ======

                        Months to Next Adjustment Date(1)

                                                                                                      Weighted             Weighted
                                                                                          Weighted     Average   Weighted   Average
                                                 Aggregate                  Average        Average    Remaining  Average   Original
                                    Number of    Principal        % of     Principal       Current    Term to     FICO     Loan-to-
Months to Next Adjustment            Mortgage     Balance       Mortgage    Balance       Mortgage    Maturity    Credit    Value
Date                                  Loans     Outstanding      Loans   Outstanding ($)  Rate (%)    (Months)    Score    Ratio (%)
----------------------------------- ---------  --------------   -------- ---------------  ---------   ---------  --------  ---------
1 .................................   2,607    $  968,754,314    95.68%      371,597        6.255        370       692       73.2
2 .................................      34        17,057,013     1.68       501,677        1.980        375       727       65.8
3 .................................      55        26,652,759     2.63       484,596        2.337        366       704       69.6
                                      -----    --------------   ------
   Total ..........................   2,696    $1,012,464,086   100.00%
                                      =====    ==============   ======

----------
(1) As of the cut-off date, the weighted average months to the next Adjustment Date of the Mortgage Loans was approximately 1 month.

                                Gross Margins(1)

                                                                                                      Weighted             Weighted
                                                                                          Weighted     Average   Weighted   Average
                                                 Aggregate                  Average        Average    Remaining  Average   Original
                                    Number of    Principal        % of     Principal       Current    Term to     FICO     Loan-to-
                                     Mortgage     Balance       Mortgage    Balance       Mortgage    Maturity    Credit    Value
Range of Gross Margins (%)            Loans     Outstanding      Loans   Outstanding ($)  Rate (%)    (Months)    Score    Ratio (%)
----------------------------------- ---------  --------------   -------- ---------------  ---------   ---------  --------  ---------
1.001 - 2.000 .....................       6    $    3,155,775     0.31%      525,962        5.789        366       780       72.6
2.001 - 3.000 .....................     422       155,274,010    15.34       367,948        5.584        372       705       69.2
3.001 - 4.000 .....................   2,201       829,761,333    81.95       376,993        6.153        369       690       73.5
4.001 - 5.000 .....................      65        23,804,107     2.35       366,217        6.720        372       674       80.8
5.001 - 6.000 .....................       1           306,429     0.03       306,429        9.250        358       623       90.0
6.001 - 7.000 .....................       1           162,433     0.02       162,433        9.950        358       639       64.5
                                      -----    --------------   ------
   Total ..........................   2,696    $1,012,464,086   100.00%
                                      =====    ==============   ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans was approximately 3.385% per annum.

                            Maximum Mortgage Rates(1)

                                                                                                      Weighted             Weighted
                                                                                          Weighted     Average   Weighted   Average
                                                 Aggregate                  Average        Average    Remaining  Average   Original
                                    Number of    Principal        % of     Principal       Current    Term to     FICO     Loan-to-
Range of Maximum                     Mortgage     Balance       Mortgage    Balance       Mortgage    Maturity    Credit    Value
Mortgage Rates (%)                    Loans     Outstanding      Loans   Outstanding ($)  Rate (%)    (Months)    Score    Ratio (%)
----------------------------------- ---------  --------------   -------- ---------------  ---------   ---------  --------  ---------
7.001 - 8.000 .....................       1    $       49,757     0.00%       49,757        7.461        359       744       75.0
8.001 - 9.000 .....................       1           536,022     0.05       536,022        7.875        359       638       79.6
9.001 - 10.000 ....................   2,629       990,775,246    97.86       376,864        6.079        370       693       72.9
10.001 - 11.000 ...................      56        18,230,368     1.80       325,542        5.896        362       685       77.7
11.001 - 12.000 ...................       6         2,058,420     0.20       343,070        8.084        354       683       80.2
12.001 - 13.000 ...................       3           814,273     0.08       271,424        4.685        358       659       81.3
                                      -----    --------------   ------
   Total ..........................   2,696    $1,012,464,086   100.00%
                                      =====    ==============   ======

----------
(1) As of the cut-off date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 9.970% per annum.

                           Next Rate Adjustment Dates

                                                                                                      Weighted             Weighted
                                                                                          Weighted     Average   Weighted   Average
                                                 Aggregate                  Average        Average    Remaining  Average   Original
                                    Number of    Principal        % of     Principal       Current    Term to     FICO     Loan-to-
Next Rate                            Mortgage     Balance       Mortgage    Balance       Mortgage    Maturity    Credit    Value
Adjustment Date                       Loans     Outstanding      Loans   Outstanding ($)  Rate (%)    (Months)    Score    Ratio (%)
----------------------------------- ---------  --------------   -------- ---------------  ---------   ---------  --------  ---------
August 1, 2006 ....................   2,371    $  867,615,802    85.69%      365,928        6.600        370       693       73.0
September 1, 2006 .................     270       118,195,525    11.67       437,761        3.106        366       690       74.0
October 1, 2006 ...................      37        19,627,590     1.94       530,475        2.344        368       705       68.3
November 1, 2006 ..................      18         7,025,169     0.69       390,287        2.320        360       699       72.9
                                      -----    --------------   ------
   Total ..........................   2,696    $1,012,464,086   100.00%
                                      =====    ==============   ======

                      Initial Fixed Mortgage Rate Period(1)

                                                                                                      Weighted             Weighted
                                                                                          Weighted     Average   Weighted   Average
                                                 Aggregate                  Average        Average    Remaining  Average   Original
                                    Number of    Principal        % of     Principal       Current    Term to     FICO     Loan-to-
Initial Fixed Mortgage               Mortgage     Balance       Mortgage    Balance       Mortgage    Maturity    Credit    Value
Rate Period (months)                  Loans     Outstanding      Loans   Outstanding ($)  Rate (%)    (Months)    Score    Ratio (%)
----------------------------------- ---------  --------------   -------- ---------------  ---------   ---------  --------  ---------
1 .................................   2,589    $  956,163,053    94.44%      369,318        6.292        370       691       73.4
3 .................................     107        56,301,033     5.56       526,178        2.469        368       716       67.2
                                      -----    --------------   ------
   Total ..........................   2,696    $1,012,464,086   100.00%
                                      =====    ==============   ======

----------
(1) During this period of time after origination, the Mortgage Rates on the applicable Mortgage Loans are fixed and are lower than the sum of the related Mortgage Index and the related Gross Margin.

                            Minimum Mortgage Rates(1)

                                                                                                      Weighted             Weighted
                                                                                          Weighted     Average   Weighted   Average
                                                 Aggregate                  Average        Average    Remaining  Average   Original
                                    Number of    Principal        % of     Principal       Current    Term to     FICO     Loan-to-
Range of Minimum                     Mortgage     Balance       Mortgage    Balance       Mortgage    Maturity    Credit    Value
Mortgage Rates (%)                    Loans     Outstanding      Loans   Outstanding ($)  Rate (%)    (Months)    Score    Ratio (%)
----------------------------------- ---------  --------------   -------- ---------------  ---------   ---------  --------  ---------
1.001 - 2.000 .....................       6    $    3,155,775     0.31%      525,962        5.789        366       780       72.6
2.001 - 3.000 .....................     422       155,274,010    15.34       367,948        5.584        372       705       69.2
3.001 - 4.000 .....................   2,201       829,761,333    81.95       376,993        6.153        369       690       73.5
4.001 - 5.000 .....................      65        23,804,107     2.35       366,217        6.720        372       674       80.8
5.001 - 6.000 .....................       1           306,429     0.03       306,429        9.250        358       623       90.0
6.001 - 7.000 .....................       1           162,433     0.02       162,433        9.950        358       639       64.5
                                      -----    --------------   ------
   Total ..........................   2,696    $1,012,464,086   100.00%
                                      =====    ==============   ======

----------
(1) As of the cut-off date, the weighted average Minimum Mortgage Rate of the Mortgage Loans was approximately 3.385% per annum.

                        Maximum Negative Amortization(1)

                                                                                                      Weighted             Weighted
                                                                                          Weighted     Average   Weighted   Average
                                                 Aggregate                  Average        Average    Remaining  Average   Original
                                    Number of    Principal        % of     Principal       Current    Term to     FICO     Loan-to-
                                     Mortgage     Balance       Mortgage    Balance       Mortgage    Maturity    Credit    Value
Maximum Negative Amortization (%)     Loans     Outstanding      Loans   Outstanding ($)  Rate (%)    (Months)    Score    Ratio (%)
----------------------------------- ---------  --------------   -------- ---------------  ---------   ---------  --------  ---------
110 ...............................     315    $  117,223,111    11.58%      372,137        7.805        358       672       75.4
115 ...............................   2,381       895,240,975    88.42       375,994        5.854        371       695       72.7
                                      -----    --------------   ------
   Total ..........................   2,696    $1,012,464,086   100.00%
                                      =====    ==============   ======

----------
(1) Reflects maximum allowable percentage of original unpaid principal balance.

                           Servicing of Mortgage Loans

Servicing Compensation and Payment of Expenses

      The "Expense Fee Rate" is the per annum rate at which the expense fees accrue on the principal balance of each Mortgage Loan. The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan.

      The expense fees consist of:

            o the master servicing fee payable to the master servicer in respect of its servicing activities (the "Master Servicing Fee") with respect to each Mortgage Loan, equal to one-twelfth of the stated principal balance of that Mortgage Loan multiplied by the Master Servicing Fee Rate,

            o fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement, and

            o     lender paid mortgage insurance premiums, if any.

      The "Master Servicing Fee Rate" for each Mortgage Loan is 0.375% per annum.

      In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to a portion of the Master Servicing Fee. The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this free writing prospectus. The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under "Description of the Certificates--Fees and Expenses".

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

      When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by the master servicer will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Pursuant to the pooling and servicing agreement, the Master Servicing Fee for any month will be reduced by an amount sufficient to pass through to the certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related Distribution Date. However, the Master Servicing Fee on a Distribution Date will only be reduced by not more than one-half of the Master Servicing Fee for that Distribution Date for the Mortgage Loans (the "Compensating Interest").

      If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to the certificateholders will be reduced by the amount of the excess.

Certain Modifications and Refinancings

      Countrywide Home Loans will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the Mortgage Loan from the issuing entity immediately following the modification. Any purchase of a

Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         Description of the Certificates

General

      The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

      The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2006-OA12 will consist of the Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3, Class X, Class X-P, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2, Class B-3, Class B-4 and Class P Certificates. Only the classes of certificates as described herein as being offered are offered by this free writing prospectus (the "offered certificates"). The Class B-1, Class B-2, Class B-3, Class B-4 and Class P Certificates are not offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-1, Class B-2, Class B-3, Class B-4 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

When describing the certificates in this free writing prospectus, we use the following terms:

        Designation                                    Classes of Certificates
-------------------------        ------------------------------------------------------------------
   Senior Certificates           Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3, Class X,
                                                     and Class A-R Certificates

Subordinated Certificates                         Class M and Class B Certificates

   LIBOR Certificates             Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3, Class M
                                                      and Class B Certificates

  Class M Certificates            Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
                                                Class M-7 and Class M-8 Certificates

  Class B Certificates               Class B-1, Class B-2, Class B-3 and Class B-4 Certificates

      IO Components                           Class X IO-1 and Class X IO-2 Components

      PO Components                           Class X PO-1 and Class X PO-2 Components

  Offered Certificates          Senior Certificates, Class M Certificates and Class X-P Certificates

  Private Certificates           Class B-1, Class B-2, Class B-3, Class B-4 and Class P Certificates

The certificates are generally referred to as the following types:

          Class                                        Type
-------------------------         ----------------------------------------------
Class A-1A Certificates           Senior/Floating Pass-Through Rate/Super Senior
Class A-1B Certificates           Senior/Floating Pass-Through Rate/Super Senior
Class A-1C Certificates           Senior/Floating Pass-Through Rate/Super Senior
Class A-2 Certificates            Senior/Floating Pass-Through Rate/Super Senior
Class A-3 Certificates               Senior/Floating Pass-Through Rate/Support
Class X Certificates                Senior/Variable Pass-Through Rate/Component
Class A-R Certificates              Senior/Variable Pass-Through Rate/Residual
Subordinated Certificates             Subordinate/Floating Pass-Through Rate
Class P Certificates                            Prepayment Charges

      The Class X-P and Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans, and such amounts will not be available for distribution to the holders of the other classes of certificates.

      The senior certificates will have an initial aggregate Class Certificate Balance of approximately $906,155,100 and will evidence in the aggregate an initial beneficial ownership interest of approximately 89.50% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                                        Initial Beneficial
              Class of Subordinated Certificates        Ownership Interest
           ---------------------------------------      ------------------
           Class M-1..............................             2.00%
           Class M-2..............................             1.75%
           Class M-3..............................             0.75%
           Class M-4..............................             0.75%
           Class M-5..............................             0.75%
           Class M-6..............................             0.75%
           Class M-7..............................             0.50%
           Class M-8..............................             0.50%
           Class B-1..............................             0.75%
           Class B-2..............................             0.40%
           Class B-3..............................             0.70%
           Class B-4..............................             0.90%

      The initial Class Certificate Balances or initial Notional Amounts of the certificates may vary in the aggregate by plus or minus 5%.

Calculation of Class Certificate Balance

      The "Class Certificate Balance" of any class of certificates (other than the Class X and Class X-P Certificates) as of any Distribution Date is the initial Class Certificate Balance of the class, reduced by the sum of

      o all amounts previously distributed to holders of certificates of the class as payments of principal,

      o     the amount of Realized Losses allocated to the class,

and, increased by

      o the amount of Net Deferred Interest incurred by the Mortgage Loans and allocated to such class of certificates, as described in this free writing prospectus under "Description of the Certificates--Interest";

      provided, however to the extent Realized Losses have been allocated to the Class Certificate Balances or Component Principal Balances of the certificates or components, the Class Certificate Balances or Component Principal Balances of the classes to which the Realized Losses have been allocated will be increased, sequentially in the order of distribution priority (from highest to lowest), by the amount of Subsequent Recoveries on the Mortgage Loans distributed as principal to any related class of certificates or component, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance or Component Principal Balance of that class of certificates or component.

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance.

      The calculation of the Class Certificate Balance of the Class X Certificates is described under "--Component Class" below.

Component Class

      Solely for purposes of calculating distributions of principal and interest and allocation of Realized Losses and Deferred Interest on the Mortgage Loans, the Class X Certificates will be made up of the components having the designations, initial Component Principal Balances and initial Component Notional Amounts set forth below.

                                                       Initial Component   Initial Component
Class                   Component Designation          Principal Balance    Notional Amount
--------------------    ----------------------------   -----------------   -----------------
Class X Certificates    Class X IO-1 Component......          N/A             $906,155,000
                        Class X IO-2 Component......          N/A             $106,308,986
                        Class X PO-1 Component......           $0                 N/A
                        Class X PO-2 Component......           $0                 N/A

      The initial Component Notional Amounts set forth in the preceding table may vary by plus or minus 5%. The components comprising the Class X Certificates will not be separately transferable from such class of certificates.

      The "Class Certificate Balance" of the Class X Certificates will equal the aggregate Component Principal Balance of its PO Components, and the "Notional Amount" of the Class X Certificates will equal approximately 92.50% of the aggregate Component Notional Amount of its IO Components and PO Components.

      IO Components. Each of the Class X IO-1 and Class X IO-2 Components is referred to as an "IO Component." An IO Component will not have a Component Principal Balance and is not entitled to any distributions in respect of principal, but will bear interest on its respective outstanding Component Notional Amount.

      For the interest accrual period related to any Distribution Date, the "Component Notional Amount" of the IO Components will be equal to:

            o for the Class X IO-1 Component, the sum of (i) the aggregate Class Certificate Balance of the Class A-1A, Class A-1B, Class A-1C, Class A-2 and Class A-3 Certificates immediately prior to that Distribution Date and (ii) the Component Principal Balance of the Class X PO-1 Component immediately prior to that Distribution Date,

            o for the Class X IO-2 Component, the sum of (1) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period over the sum of (a) the aggregate Class Certificate Balance of the Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3 and Class A-R Certificates immediately prior to that Distribution Date and (b) the aggregate Component Principal Balance of the PO Components immediately prior to that Distribution Date and
                  (2) the Component Principal Balance of the Class X PO-2 Component immediately prior to that Distribution Date.

      PO Components. Each of the Class X PO-1 and Class X PO-2 Components is referred to as a "PO Component." The PO Components do not have pass-through rates and do not bear interest.

      Each PO Component will have a "Component Principal Balance" (initially, equal to zero) that will increase by:

            o the amount of Net Deferred Interest on the Mortgage Loans allocated to the IO Component with the same alpha-numeric designation, and

            o the amount of Subsequent Recoveries allocated to that PO Component as described under "--Calculation of Class Certificate Balance" above,

      and will decrease by

            o all amounts actually distributed as principal of that PO Component on all prior Distribution Dates, and

            o all Realized Losses applied in reduction of principal of that PO Component on all prior Distribution Dates.

Class X-P Certificates

      The Class X-P Certificates do not have and will not have a Class Certificate Balance and will not bear interest. The "Notional Amount" of the Class X-P Certificates will equal approximately 7.50% of the aggregate Component Notional Amount of the IO Components and PO Components of the Class X Certificates.

      On each Distribution Date, the Class X-P Certificates will be entitled to receive approximately 7.50% of the amount otherwise distributable on the Class X Certificates for that Distribution Date and approximately 7.50% of the prepayment charges received with respect to the Mortgage Loans during the related Prepayment Period. The remainder of the prepayment charges received will be distributable to the Class P Certificates.

      The master servicer may not waive any prepayment charge or portion thereof unless (i) the master servicer determines that such waiver would maximize recovery of liquidation proceeds for the Mortgage Loan, taking into account the value of the prepayment charge, or (ii) (A) the enforceability of the prepayment charge is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or
(B) the enforceability of the prepayment charge is otherwise limited or prohibited by applicable law. If the master servicer has waived or does not collect all or a portion of a prepayment charge relating to a principal prepayment in full or in part due to any action or omission of the master servicer, other than as provided above, the master servicer will deliver to the trustee, together with the principal prepayment in full or in part, the amount of such prepayment charge (or such portion as had been waived) for deposit into the Certificate Account, and the Class X-P and Class P Certificates will be entitled to receive the amount deposited by the master servicer in respect of such waived prepayment charge as if such prepayment charge was made by the related borrower.

      For the purposes of calculating any allocations or distributions as described in this free writing prospectus, the Class X-P Certificates will be excluded except to the extent they are specifically included. The ratings assigned to the Class X-P Certificates do not address the likelihood that any prepayment charges will be received by the Class X-P Certificates.

Book-Entry Certificates; Denominations

      The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates (or in the case of the Class X and Class X-P Certificates, the initial Notional Amount of each such class of certificates) and that will be held by a depository, which will initially be a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing (i) an original principal amount or notional amount of $25,000 and integral multiples of $1 in excess thereof, in the case of the LIBOR Certificates and (ii) Notional Amounts of $100,000 and integral multiples of $1 in excess thereof, in the case of the Class X and Class X-P Certificates. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities--Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

      Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

      For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

      Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

      The LIBOR Certificates will bear interest during each interest accrual period thereafter at the applicable rate determined as described in the table under "--Interest" below. "LIBOR" applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as calculation agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

      If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--BBA Method."

      If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.394%.

Payments on Mortgage Loans; Accounts

      Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

            o all payments on account of principal on the Mortgage Loans, including Principal Prepayments,

            o all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums,

            o     all payments on account of prepayment charges on the Mortgage
                  Loans,

            o all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures,

            o any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible,

            o any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property,

            o     all Substitution Adjustment Amounts, and

            o     all Advances made by the master servicer.

      Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors--Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

      The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

            o to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses",

            o to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan in respect of which any such Advance was made,

            o to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan, and their respective portions of the nonrecoverable advance),

            o to reimburse the master servicer for insured expenses from the related insurance proceeds,

            o to reimburse the master servicer for any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration and protection of a mortgaged property, (2) any enforcement or judicial proceedings, including foreclosures, (3) the management and liquidation of any REO Property and (4) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

            o to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase,

            o to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement,

            o to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account,

            o to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any prepayment charges received on the Mortgage Loans and (c) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account, and

            o to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

      The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

      Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds, any prepayment charges received on the Mortgage Loans and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

            o the aggregate amount remitted by the master servicer to the trustee, and

            o any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

      The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "--Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

            o     to pay the Trustee Fee to the trustee,

            o to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

            o to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error), and

            o to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See "--Reports to Certificateholders" in this free writing prospectus. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Investments of Amounts Held in Accounts

      The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

      The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

                                                            General
Type / Recipient (1)                Amount                  Purpose                    Source (2)              Frequency
--------------------   -------------------------------   -------------     --------------------------------   ------------
Fees

Master Servicing       One-twelfth of the Stated         Compensation      Amounts on deposit in the               Monthly
Fee / Master           Principal Balance of each                           Certificate Account representing
Servicer               Mortgage Loan multiplied by the                     payments of interest and
                       Master Servicing Fee Rate (3)                       application of liquidation
                                                                           proceeds with respect to that
                                                                           Mortgage Loan

                       o     All late payment fees,      Compensation      Payments made by obligors with     Time to time
                             assumption fees and other                     respect to the Mortgage Loans
                             similar charges (excluding
                             prepayment charges)

                       o     All investment income       Compensation      Investment income related to the        Monthly
                             earned on amounts on                          Certificate Account and the
                             deposit in the Certificate                    Distribution Account
                             Account and Distribution
                             Account

                       o     Excess Proceeds (4)         Compensation      Liquidation proceeds and           Time to time
                                                                           Subsequent Recoveries

Trustee Fee (the       One-twelfth of the Trustee Fee    Compensation      Amounts on deposit in the               Monthly
"Trustee Fee")         Rate multiplied by the aggregate                    Certificate Account or the
/ Trustee              Stated Principal Balance of the                     Distribution Account
                       outstanding Mortgage Loans (5)

Expenses

Insured expenses       Expenses incurred by the Master   Reimbursement     To the extent the expenses are     Time to time
/ Master               Servicer                          of Expenses       covered by an insurance policy
Servicer                                                                   with respect to the Mortgage
                                                                           Loan

Servicing              To the extent of funds            Reimbursement     With respect to each Mortgage      Time to time
Advances /             available, the amount of any      of Expenses       Loan, late recoveries of the
Master Servicer        Servicing Advances                                  payments of the costs and
                                                                           expenses, liquidation proceeds,
                                                                           Subsequent Recoveries, purchase
                                                                           proceeds or repurchase proceeds
                                                                           for that Mortgage Loan (6)

Indemnification        Amounts for which the sellers,    Indemnification   Amounts on deposit on the               Monthly
expenses / the         the master servicer and                             Certificate Account
sellers, the           depositor are entitled to
master servicer        indemnification (7)
and the depositor

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements--Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of Mortgage Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans."

(4) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)   The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

Distributions

      Distributions on the certificates will be made by the trustee on the 20th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in August 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the related Record Date. The "Record Date" for the LIBOR Certificates and any Distribution Date will be the business day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer book-entry certificates, the Record Date will be the last business day of the calendar month preceding the month of that Distribution Date. For each other class of certificates and any Distribution Date, the Record Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a Class X or Class X-P Certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

      As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date from Available Funds. Distributions on the subordinated certificates will be based on any remaining Available Funds for the Distribution Date after giving effect to distributions on the senior certificates in the following order of priority:

      o to interest on each interest-bearing class of senior certificates and components, pro rata; provided, however, that any distribution of interest to which an IO Component is otherwise entitled (after allocation of Net Deferred Interest) will first be deposited into the Carryover Shortfall Reserve Fund and will not be distributed to the Class X Certificates except as described below;

      o to principal of the classes of senior certificates and components then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates--Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

      o to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth in this free writing prospectus under "Description of the Certificates--Interest" and "--Principal";

      o from amounts on deposit in the Carryover Shortfall Reserve Fund, as described in this free writing prospectus under "Description of the Certificates--Carryover Shortfall Reserve Fund"; and

      o     any remaining amounts, to the Class A-R Certificates.

      On each Distribution Date, any amounts otherwise distributable on the Class X Certificates will be distributed approximately 92.50% to the Class X Certificates and approximately 7.50% to the Class X-P Certificates.

      The holders of the Class X-P and Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution to the holders of the other classes of certificates and will not be used to cover any Carryover Shortfall Amounts.

      "Available Funds" for any Distribution Date will be equal to the sum of:

      o all scheduled installments of interest (net of the related expense fees and after taking into account reductions due to Deferred Interest on the Mortgage Loans) and principal due on the Mortgage Loans in the related Due Period and received before the related Determination Date, together with any advances with respect to them,

      o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (1) the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (2) any Subsequent Recoveries with respect to Mortgage Loans,

      o all partial or full prepayments with respect to Mortgage Loans received during the related Prepayment Period, together with interest paid in connection with such prepayments and any related Compensating Interest,

      o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by a seller or the master servicer as of the Distribution Date, and minus

      o amounts in reimbursement for advances previously made and other amounts as to which the master servicer or the trustee is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

      Pass-Though Rates. The classes of certificates will have the respective pass-through rates described below (each, a "pass-through rate").

      LIBOR Certificates.

      The pass-through rate for each class of LIBOR Certificates for any interest accrual period will be a per annum rate equal to the lesser of:

o     LIBOR plus the applicable Pass-Through Margin for such class, and

o     the Net Rate Cap.

      The "Pass-Through Margins" for the LIBOR Certificates are set forth in the following table:

                                                 Pass-Through Margin (%)
         Class of Certificates                  (1)                   (2)
--------------------------------------         ------                ------
Class A-1A............................         0.080%                0.160%
Class A-1B............................         0.190%                0.380%
Class A-1C............................         0.280%                0.560%
Class A-2.............................         0.210%                0.420%
Class A-3.............................         0.280%                0.560%
Class M-1.............................         0.390%                0.585%
Class M-2.............................         0.420%                0.630%
Class M-3.............................         0.450%                0.675%
Class M-4.............................         0.570%                0.855%
Class M-5.............................         0.650%                0.975%
Class M-6.............................         1.150%                1.725%
Class M-7.............................         1.600%                2.400%
Class M-8.............................         2.250%                3.375%
Class B-1.............................         2.250%                2.250%
Class B-2.............................         2.250%                2.250%
Class B-3.............................         2.250%                2.250%
Class B-4.............................         2.250%                2.250%

----------
(1) For each interest accrual period occurring on or prior to the Optional Termination Date.

(2) For each interest accrual period occurring after the Optional Termination Date.

      Class A-R Certificates.

      The pass-through rate for the Class A-R Certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate. The pass-through rate for the Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.68768% per annum.

      Class X Certificates.

      The pass-through rate for the Class X IO-1 Component for the interest accrual period for any Distribution Date will be equal to the excess, if any, of
(1) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans over
(2) the weighted average of the pass-through rates of the Class A-1A, Class A-1B, Class A-1C, Class A-2 and Class A-3 Certificates and the Class X PO-1 Component (weighted on the basis of the respective Class Certificate Balances of the Class A-1A, Class A-1B, Class A-1C, Class A-2 and Class A-3 Certificates and the Component Principal Balance of the Class X PO-1 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class X IO-2 Component for the interest accrual period for any Distribution Date will be equal to the excess, if any, of
(1) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans over
(2) the weighted average of the pass-through rates of the subordinated certificates (treating the Class X PO-2 Component as a subordinated certificate) for that Distribution Date (weighted on the basis of the respective Class Certificate Balances of the subordinated certificates and the Component Principal Balance of the Class X PO-2 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for each PO Component for the interest accrual period for any Distribution Date will be 0% per annum.

      Interest Entitlement. Interest will accrue at the rate described in this free writing prospectus on the certificates (other than the LIBOR Certificates) on the basis of a 360-day year divided into twelve 30-day months. Interest will accrue at the rate described in this free writing prospectus on the LIBOR Certificates on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

      The "interest accrual period" for the interest-bearing classes and components of certificates (other than the LIBOR Certificates) for any Distribution Date will be the calendar month before the Distribution Date. The interest accrual period for the LIBOR Certificates for any Distribution Date will be the period commencing on the

Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date.

      On each Distribution Date, to the extent of funds available therefor, each class of certificates and interest-bearing components will be entitled to receive an amount allocable to interest for the related interest accrual period. This "Interest Distribution Amount" for any class of interest-bearing certificates and the IO Components of the Class X Certificates and any Distribution Date will be equal to the sum of:

            o interest at the applicable pass-through rate for the related interest accrual period on the related Class Certificate Balance or Component Notional Amount, as the case may be, as of the last day of the related interest accrual period, and

            o the sum of the amounts, if any, by which the amount described in the prior bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called "unpaid interest amounts"), minus

            o any Net Deferred Interest on the related Mortgage Loans for that Distribution Date allocated to the applicable class or component, and

            o any Net Interest Shortfalls for that Distribution Date allocated to the applicable class or component.

      The Class X Certificates will be entitled to receive with respect to the interest accrual period related to each Distribution Date the sum of the Interest Distribution Amounts on its IO Components.

      All amounts in respect of interest otherwise payable to the IO Components on any Distribution Date will be deposited in the Carryover Shortfall Reserve Fund to pay any Carryover Shortfall Amounts to the LIBOR Certificates in the manner and priority set forth in this free writing prospectus under "- Carryover Shortfall Reserve Fund".

      Definitions Related to Interest Calculations.

      With respect to any Distribution Date, the "Adjusted Net Mortgage Rate" for a Mortgage Loan and any Distribution Date is the Mortgage Rate of the Mortgage Loan as of the first day of the related Due Period, less the Expense Fee Rate.

      The "Carryover Shortfall Amount" for any Distribution Date and each class of LIBOR Certificates will equal the sum of:

      o     the excess, if any, of

            o the amount of interest such class of certificates would have been entitled to receive on such Distribution Date (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls) had its pass-through rate not been subject to the Net Rate Cap, over

            o the amount of interest such class of certificates is entitled to receive on such Distribution Date based on the Net Rate Cap (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls), and

      o in the case of each class of LIBOR Certificates other than the Class B Certificates, the unpaid portion of any such excess from prior Distribution Dates and interest accrued thereon at the then-applicable pass-through rate on such class of certificates, without giving effect to the Net Rate Cap.

      Any Carryover Shortfall Amount on a class of LIBOR Certificates will be paid on that Distribution Date or on future Distribution Dates from and to the extent of funds available therefor in the Carryover Shortfall Reserve Fund as described in this free writing prospectus under "- Carryover Shortfall Reserve Fund."

      The "Net Mortgage Rate" for a Mortgage Loan and any Distribution Date is the Mortgage Rate of the Mortgage Loan as of the first day of the related Due Period, less the Master Servicing Fee Rate.

      The "Net Rate Cap" for any Distribution Date is the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans, adjusted in the case of the LIBOR Certificates to reflect the accrual of interest on the basis of a 360-day year and the actual number of days for the related interest accrual period.

      The "Optional Termination Date" will be the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and any related foreclosed or otherwise repossessed properties at the time of repurchase is equal to or less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

      The "Weighted Average Adjusted Net Mortgage Rate" for any Distribution Date is the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the Due Date in the month preceding the month of such Distribution Date.

Allocation of Net Deferred Interest

      On each Distribution Date, the Senior Percentage of the Net Deferred Interest will be allocated among the senior certificates and the Subordinated Percentage of the Net Deferred Interest will be allocated to the subordinated certificates. Among the senior certificates or subordinated certificates, as applicable, the Net Deferred Interest allocated to a class of certificates or its IO Components will be an amount equal to the excess, if any, for each such class or IO component of:

            o the amount of interest that accrued on such class of certificates or IO Component at its respective pass-through rate during the interest accrual period related to that Distribution Date, over

            o the amount of current interest that would have accrued had the pass-through rate for that class of certificates or IO Component equaled the related Adjusted Rate Cap for that Distribution Date.

      The amount of Net Deferred Interest allocated to a class of certificates will be added to the Class Certificate Balance of such class of certificates, and the amount of Net Deferred Interest allocated to an IO Component will be added to the Component Principal Balance of the PO Component with the same alpha-numeric designation.

      Definitions Related to Net Deferred Interest Calculations.

      The "Adjusted Rate Cap" for any Distribution Date and a class of LIBOR Certificates will equal the excess, if any, of

            o     the Net Rate Cap for that Distribution Date, over

            o     a fraction, expressed as a percentage,

                  o     (i) the numerator of which is equal to the product of
                        (a) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related interest accrual period, and (b) the amount of Net Deferred Interest for that Distribution Date, and
                        (ii) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

      The "Adjusted Rate Cap" for any Distribution Date and each of the Class X IO-1 and Class X IO-2 Components will equal the pass-through rate for such IO Component computed for this purpose by

            o reducing the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans by a per annum rate equal to

                  o the product of (i) the Net Deferred Interest for the Mortgage Loans for such Distribution Date and (ii) 12, divided by

                  o the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period and

            o computing the pass-through rates of the senior certificates (other than the Class A-R and the Class X Certificates), in the case of the Class X IO-1 Component, and the subordinated certificates, in the case of the Class X IO-2 Component, by substituting "Adjusted Rate Cap" for "Net Rate Cap" in the calculation thereof.

      "Deferred Interest" for each Mortgage Loan and each related Due Period will be the excess, if any, of:

            o the amount of interest accrued on such Mortgage Loan from the Due Date in the preceding Due Period to the Due Date in the related Due Period, over

            o     the monthly payment due for such Due Period.

      Such excess may occur because the Mortgage Rates of the Mortgage Loans adjust monthly, while the monthly payment generally adjusts annually or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

      The "Net Deferred Interest" for each Distribution Date is equal to the excess, if any, of:

            o the Deferred Interest that accrued on the Mortgage Loans during the related Due Period as described above, over

            o     the Principal Prepayment Amount for that Distribution Date.

      The "Net Principal Prepayment Amount" for any Distribution Date is equal to the excess, if any, of

            o     the Principal Prepayment Amount, over

            o the aggregate amount of Deferred Interest accrued on the Mortgage Loans from the Due Date in the preceding Due Period to the Due Date in the Due Period related to that Distribution Date.

      The "Principal Prepayment Amount" for any Distribution Date is equal to the sum of:

            o all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period, and

            o any Subsequent Recoveries on the Mortgage Loans received during the related Due Period.

Allocation of Interest Shortfalls

      The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by the Mortgage Loans.

      Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of certificates (or IO Components thereof) entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates or component would otherwise be entitled to receive on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

      If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described in this free writing prospectus under "--Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates and components, interest will be distributed on each class of certificates and components of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates and components will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

      Definitions Related to Interest Shortfall Calculations.

      A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on that mortgage loan.

      With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of:

      o any net prepayment interest shortfalls for that Distribution Date, and

      o the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.

      With respect to any Distribution Date, a "net prepayment interest shortfall" for any Distribution Date is the amount by which the aggregate prepayment interest shortfall experienced by the Mortgage Loans during the related Prepayment Period exceeds the Compensating Interest for that Distribution Date.

      A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related Mortgage Rate less the Master Servicing Fee Rate on the Stated Principal Balance of the Mortgage Loan.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "Certain Legal Aspects of the Loans--Servicemembers Civil Relief Act" in the prospectus.

Carryover Shortfall Reserve Fund

      On the closing date, the trustee will establish a reserve fund (the "Carryover Shortfall Reserve Fund"). On each Distribution Date, all amounts distributable as interest to the IO Components will be deposited in the Carryover Shortfall Reserve Fund for distribution as specified below. In addition, on the closing date, the depositor will cause to be deposited in the Carryover Shortfall Reserve Fund the sum of (i) $1,000, and (ii) an amount sufficient to pay the expected Carryover Shortfall Amount for each class of LIBOR Certificates for the first and second Distribution Dates.

      On each Distribution Date, all amounts distributable as interest to the IO Components of the Class X Certificates will be deposited in the Carryover Shortfall Reserve Fund and will be distributed, concurrently, as follows:

            o from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class X IO-1 Component, first, concurrently, to the Class A-1A, Class A-1B, Class A-1C, Class A-2 and Class A-3 Certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date, second, concurrently, to the Class A-1A, Class A-1B, Class A-1C, Class A-2 and Class A-3 Certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date not paid above and third, any amounts remaining to the Class X Certificates, and

            o from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class X IO-2 Component, first, concurrently, to each class of subordinated certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date, second, concurrently, to each class of subordinated certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date not paid above and third, any amounts remaining to the Class X Certificates.

      To the extent amounts in respect of interest otherwise payable to an IO Component are used to pay Carryover Shortfall Amounts and are not paid to the Class X Certificates, a holder of the Class X Certificates will not be entitled to reimbursement for such amounts.

      In addition, on the first two Distribution Dates, amounts on deposit in the Carryover Shortfall Reserve Fund from the deposit made on the closing date will be distributed sequentially, as follows:

            o first, concurrently, to the LIBOR Certificates that are senior certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date,

            o second, concurrently, to the LIBOR Certificates that are senior certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid pursuant to the preceding bullet point, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date not paid pursuant to the preceding bullet point,

            o third, concurrently, to each class of subordinated certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date,

            o fourth, concurrently, to each class of subordinated certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid pursuant to the preceding bullet point, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date not paid pursuant to the preceding bullet point, and

            o fifth, on the second Distribution Date only, any amounts remaining on deposit in the Carryover Shortfall Reserve Fund in excess of $1,000 after making all distributions on that Distribution Date, to Countrywide Securities Corporation.

      All funds on deposit in the Carryover Shortfall Reserve Fund will remain uninvested.

Principal

      General. On each Distribution Date, the Principal Amount will be distributed as principal as described above under "--Priority of Distributions Among Certificates," first, with respect to the senior certificates (or with respect to the Class X Certificates, the related PO Components) in an amount up to the Senior Principal Distribution Amount and second, as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

      The "Principal Amount" for any Distribution Date will equal the sum of:

            1. all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) during the related Due Period,

            2. the principal portion of the purchase price of each Mortgage Loan that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

            3. the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received with respect to the Distribution Date,

            4. any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

            5. with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan, and

            6.    the Net Principal Prepayment Amount.

      Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

            o to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero, and

            o concurrently and on a pro rata basis based on (1) the aggregate Class Certificate Balance of the Class A-1A, Class A-1B and Class A-1C Certificates and (2) the aggregate Class Certificate Balance of the Class A-2 and Class A-3 Certificates and the aggregate Component Principal Balance of the PO Components immediately prior to that Distribution Date,

                  o sequentially, to the Class A-1A, Class A-1B and Class A-1C Certificates, in that order, until their respective Class Certificate Balances are reduced to zero, and

                  o concurrently, to the Class A-2 and Class A-3 Certificates and the PO Components, pro rata, until their respective Class Certificate Balances or Component Principal Balances, as applicable, are reduced to zero.

      If on any Distribution Date the allocation to the classes of senior certificates or components thereof then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

      The capitalized terms used in this free writing prospectus have the following meanings:

      "Prepayment Period" means with respect to any Distribution Date, the calendar month immediately preceding the month of that Distribution Date.

      "Due Period" means, with respect to a Mortgage Loan, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

      The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

      o     the Senior Percentage of all amounts described in clauses 1. through
            4. of the definition of Principal Amount for that Distribution Date,

      o for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

            o the Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the first day of the related Due Period, and

            o the Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

      o the Senior Prepayment Percentage of the Net Principal Prepayment Amount for that Distribution Date.

      "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of the Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

      o any previous partial prepayments of principal and liquidation proceeds received and the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower, and

      o liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period,

      and increased by,

      o any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related mortgage note on or prior to that Due Date.

      The "pool principal balance" with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of the Distribution Date.

      The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of the classes of senior certificates immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all of the certificates immediately prior to such Distribution Date.

      For any Distribution Date, the "Subordinated Percentage" will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

      The "Subordinated Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage for such Distribution Date.

      The "Senior Prepayment Percentage" for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

      The Senior Prepayment Percentage for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows:

            o for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date,

            o for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date,

            o for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date,

            o for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date, and

            o for any Distribution Date thereafter, the Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the Senior Percentage as of the closing date, in which case the Senior Prepayment Percentage for that Distribution Date will once again equal 100%).

      Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

      o the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates on the Distribution Date, is less than 50%, and

      o cumulative Realized Losses on all of the Mortgage Loans do not exceed:

            o commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "original subordinate principal balance"),

            o commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

            o commencing with the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

            o commencing with the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

            o commencing with the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

      Notwithstanding the preceding paragraphs, the Senior Prepayment Percentage will decrease prior to the tenth anniversary of the first Distribution Date (and may be less than the amount set forth above) if the Two Times Test is satisfied. The "Two Times Test" will be satisfied and the Senior Prepayment Percentage will be adjusted if:

            o on or before the Distribution Date in July 2009, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

            o after the Distribution Date in July 2009, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

      If the Two Times Test is satisfied as in the first bullet point, the Senior Prepayment Percentage will equal the Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the Senior Percentage for that Distribution Date. If the Two Times Test is satisfied as in the second bullet point, the Senior Prepayment Percentage will equal the related Senior Percentage.

      Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds available therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their priority of distribution, beginning with the Class M-1 Certificates, until their respective Class Certificate Balances are reduced to zero. The Class M Certificates have a higher distribution priority than the Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of the Net Principal Prepayment Amount will be made to any of those classes (the "Restricted Classes"). The Net Principal Prepayment Amount otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

      For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

      For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

      The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

      On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                    Initial                          Original
                                   Beneficial    Initial Credit     Applicable
                                  Interest in      Enhancement    Credit Support
     Class of Certificates       Issuing Entity       Level         Percentage
------------------------------   --------------  --------------   --------------
Senior Certificates...........      89.50%           10.50%             N/A
Class M-1.....................       2.00%            8.50%          10.50%
Class M-2.....................       1.75%            6.75%           8.50%
Class M-3.....................       0.75%            6.00%           6.75%
Class M-4.....................       0.75%            5.25%           6.00%
Class M-5.....................       0.75%            4.50%           5.25%
Class M-6.....................       0.75%            3.75%           4.50%
Class M-7.....................       0.50%            3.25%           3.75%
Class M-8.....................       0.50%            2.75%           3.25%
Class B-1.....................       0.75%            2.00%           2.75%
Class B-2.....................       0.40%            1.60%           2.00%
Class B-3.....................       0.70%            0.90%           1.60%
Class B-4.....................       0.90%            0.00%           0.90%

      The "Subordinated Principal Distribution Amount" for any Distribution Date will equal the sum of

o     the Subordinated Percentage of all amounts described in clauses 1. through
      4. of the definition of Principal Amount for that Distribution Date,

o for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

o the Subordinate Prepayment Percentage of the Net Principal Prepayment Amount for that Distribution Date.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

      On each Distribution Date, the amount of any Realized Losses on the Mortgage Loans will be allocated:

            o first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, in each case until the Class Certificate Balance of the respective class of subordinated certificates has been reduced to zero,

            o second, to the Class A-3 Certificates, until its Class Certificate Balance has been reduced to zero, and

            o third, to the remaining classes of senior certificates (or the PO Components thereof in the case of the Class X Certificates), pro rata, based upon their respective Class Certificate Balances or Component Principal Balances, as applicable, until their respective Class Certificate Balances or Component Principal Balances, as applicable, are reduced to zero.

      Among the classes of subordinated certificates, the Class M Certificates have a higher distribution priority than the Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

      The "Senior Credit Support Depletion Date" is the date on which the aggregate Class Certificate Balance of the subordinated certificates is reduced to zero.

      Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

      In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

      A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

      "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.

                                     Annex A

                           Prepayment Charge Schedule

      The table below indicates the type of prepayment charge applicable to the Mortgage Loans, the number of years after origination during which each type of prepayment charge applies and the number and aggregate Stated Principal Balance of the Mortgage Loans with each type of prepayment charge.

--------------------------------------------------------------------------------
                                             Number of         Aggregate Stated
Prepayment Charge Type                     Mortgage Loans      Principal Balance
--------------------------------------------------------------------------------
1% of the prepaid principal balance
--------------------------------------------------------------------------------
     1 year                                       5            $    2,176,057.69
--------------------------------------------------------------------------------
     3 years                                     54            $   10,205,709.41
--------------------------------------------------------------------------------
2% of the prepaid principal balance
--------------------------------------------------------------------------------
     1 year                                      18            $    8,404,154.43
--------------------------------------------------------------------------------
     2 years                                      2            $      273,212.51
--------------------------------------------------------------------------------
     3 years                                     79            $   27,168,327.24
--------------------------------------------------------------------------------
     5 years                                      1            $      320,960.35
--------------------------------------------------------------------------------
2 months interest on 100% of the
prepaid principal balance
--------------------------------------------------------------------------------
     3 years                                      3            $      687,098.86
--------------------------------------------------------------------------------
2 months interest on 66% of the
prepaid principal balance
--------------------------------------------------------------------------------
     1 year                                       3            $    1,571,063.23
--------------------------------------------------------------------------------
     2 years                                      1            $      264,855.87
--------------------------------------------------------------------------------
     3 years                                     78            $   24,565,419.90
--------------------------------------------------------------------------------
3 months interest on 100% of the
prepaid principal balance
--------------------------------------------------------------------------------
     1 year                                      14            $    5,973,696.44
--------------------------------------------------------------------------------
     3 years                                     28            $    9,920,375.62
--------------------------------------------------------------------------------
3 months interest on 80% of the
prepaid principal balance
--------------------------------------------------------------------------------
     3 years                                      1            $      425,061.49
--------------------------------------------------------------------------------
6 months interest on 100% of the
prepaid principal balance
--------------------------------------------------------------------------------
     1 year                                       1            $      326,290.90
--------------------------------------------------------------------------------
     3 years                                      5            $    1,104,376.47
--------------------------------------------------------------------------------
6 months interest on 80% of the
prepaid principal balance
--------------------------------------------------------------------------------
     1 year                                      443           $  192,989,190.50
--------------------------------------------------------------------------------
     2 years                                     24            $    9,432,879.49
--------------------------------------------------------------------------------
     3 years                                    1,679          $  601,240,490.84
--------------------------------------------------------------------------------
     5 years                                      5            $    1,732,319.60
--------------------------------------------------------------------------------
No Prepayments                                   252           $  113,682,545.43
--------------------------------------------------------------------------------
Total                                           2,696          $1,012,464,086.27
--------------------------------------------------------------------------------


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